                                                                       Exhibit 2

                              AMENDED AND RESTATED


                     PLAN OF CONVERSION AND REORGANIZATION

                                       OF

                      HERITAGE FINANCIAL CORPORATION, MHC

                               TABLE OF CONTENTS

1.   INTRODUCTION........................................................  1

2.   DEFINITIONS.........................................................  2

3.   PROCEDURES FOR CONVERSION...........................................  8

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS.......................... 11

5.   SALE OF SUBSCRIPTION SHARES......................................... 11

6.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK............. 12

7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY............. 14

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)...  14

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)............. 15

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENT ELIGIBLE ACCOUNT HOLDERS
     (THIRD PARTY)....................................................... 15

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).............. 16

12.  MINORITY STOCKHOLDERS (FIFTH PRIORITY).............................. 17

13.  COMMUNITY OFFERING (SIXTH PRIORITY)................................. 17

14.  SYNDICATED COMMUNITY OFFERING....................................... 19

15.  LIMITATION ON PURCHASES AND OWNERSHIP............................... 20

16.  PAYMENT FOR CONVERSION STOCK........................................ 22

17.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS........ 23

18.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT..... 25

19.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES................... 25

20.  ESTABLISHMENT OF LIQUIDATION ACCOUNT................................ 26

                    PLAN OF CONVERSION AND REORGANIZATION OF

                      HERITAGE FINANCIAL CORPORATION, MHC

1.   INTRODUCTION

     This Plan of Conversion and Reorganization (the "Plan") provides for the conversion of Heritage Financial Corporation, MHC, a state of Washington mutual holding company (the "Mutual Holding Company") into Heritage Financial Corporation, a capital stock corporation organized under the state law of Washington (the "Holding Company"). The Mutual Holding company currently owns a majority of the common stock of Heritage Savings Bank (the "Bank"), a stock savings bank which is headquartered in Olympia, Washington. The purpose of the Conversion is to convert the Mutual Holding Company to the capital stock form of organization which will provide the Holding Company and the Bank with greater flexibility and capital resources to respond to changing regulatory and market conditions and to effect corporate transactions, including mergers and acquisitions. The Holding Company will offer its Common Stock upon the terms and conditions set forth herein to Eligible Account Holders, the Employee Plans established by the Bank or the Holding Company, Supplemental Eligible Account Holders, Other members, and Minority Stockholders in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public who reside in the Bank's Community directly by the Holding Company through a Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering, or through a combination thereof. As part of the Conversion, each Minority Stockholder will receive Common Stock of the Holding Company in exchange for Minority Shares. The Conversion will result in the voting interests of the Mutual Holding Company's members being transferred to persons who purchase Conversion Stock in the Offering and persons who exchange common stock to the Bank for Common Stock of the Holding company. The Conversion will have no impact on depositors, borrowers or customers of the Bank. After the Conversion, the Bank will continue to be regulated by the Division as its chartering authority. The Bank also will continue to be a member of the Federal Home Loan Bank System and all its insured savings deposits will continue to be insured by the FDIC to the extent provided by applicable law.

     This Plan, as amended, has been adopted by the Board of Directors of the Mutual Holding Company, and must also be adopted by (i) the affirmative vote of a majority of the total number of votes entitled to be cast by Voting Members of the Mutual Holding Company at a Special Meeting of Members to be called for that purpose, (ii) holders of at least two-thirds of the outstanding common stock of the Bank at the Special Meeting of Stockholders, and (iii) at least a majority of the votes cast, in person or by proxy, of the Minority Stockholders. Prior to the submission of this Plan to the Voting Members and stockholders of the Bank for consideration, the Plan must be approved by the Applicable Regulatory Authorities.

2.   DEFINITIONS

     For the purposes of this Plan, the following terms have the following meanings:

     ACCOUNT HOLDER:  Any Person holding a Deposit Account in the Bank.

     ACTING IN CONCERT: The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

     AFFILIATE: Any person that controls, is controlled by, or is under common control with another person.

     APPLICABLE REGULATORY AUTHORITIES: The Division, FDIC or Fed, as applicable in the circumstances.

     ASSOCIATE: The term Associate when used to indicate a relationship with any person, means (i) any corporation or organization (other than the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that for the purposes of Sections 8 through 15 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified

Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be held by Officers and Directors the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Bank or the Holding Company, if utilized, or any of its parents or subsidiaries.

     BANK: Heritage Savings Bank in its current stock form or in the form following the Conversion, as the context of the reference indicates.

     BANK MERGER: The merger of the Interim Bank with the Bank as set forth in this Plan pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company.

     CODE:  The Internal Revenue Code of 1986, as amended.

     COMMON STOCK: The shares of common stock, no par value per share, to be issued by the Holding Company.


     COMMUNITY: The Washington counties of Thurston, Mason, Pierce, King, Snohomish, Kitsap and Grays Harbor, which constitute the Bank's "local community".

     COMMUNITY OFFERING: The offering for sale to certain members of the general public directly by the Holding Company of any shares not subscribed for in the Subscription Offering.

     CONTROL (including the terms "controlled by", "controlling" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     CONVERSION: The conversion and reorganization of the Mutual Holding Company to stock form pursuant to this Plan, including the MHC Merger, the Bank Merger, the Share Exchange and the Offering, and all steps incident or necessary thereto.

     CONVERSION STOCK: The Subscription Shares and the Exchange Shares issued in the Conversion.

     DEPOSIT ACCOUNT: The term Deposit Account means any withdrawable account as defined in Revised Code of Washington ("RCW") 32.32.180, including certificates of deposit.

     DIRECTOR: A member of the Board of Directors of the Bank, the Holding Company or the Mutual Holding Company, as appropriate in the context.

     DIVISION:  Washington Department of Financial Institutions, Division of
Banks.


     ELIGIBLE ACCOUNT HOLDER: Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights and establishing subaccount balances in the Liquidation Account.

     ELIGIBILITY RECORD DATE: The date for determining Eligible Account Holders of the Bank which is June 30, 1996.

     EMPLOYEES: All Persons who are employed by the Bank or the Mutual Holding Company.

     EMPLOYEE PLANS: The Tax-Qualified Employee Stock Benefit Plans of the Bank or the Holding Company.

     ESOP: An Employee Stock Ownership Plan and related trust established by the Bank or the Holding Company.

     ESTIMATED PRICE RANGE: The range of the estimated pro forma market value of the total number of shares of Conversion Stock to be issued in the Conversion, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     EXCHANGE RATIO: The rate at which shares of Holding Company Common Stock are exchanged for Minority Shares upon consummation of the Conversion. The Exchange Ratio shall be determined as of the closing of the Conversion and shall be the rate that will result in the Minority Stockholders owning in the aggregate the same percentage of the outstanding shares of Common Stock of the Holding Company immediately upon completion of the Conversion as the percentage of Bank common stock owned by them in the aggregate immediately prior to the consummation of the Conversion before giving effect to (i) the payment of cash in lieu of issuing fractional shares of Holding Company Common Stock, and (ii) any shares of Common Stock purchased by the Minority Stockholders in the Conversion.

     EXCHANGE SHARES: Shares of Common Stock, no par value per share, of the Holding Company issued to Minority Stockholders in exchange for Minority Shares.

     FDIC:  The Federal Deposit Insurance Corporation.

     FED: Board of Governors of the Federal Reserve System or the Federal Reserve Bank of San Francisco.

     HOLDING COMPANY: The Washington corporation formed for the purpose of acquiring all of the shares of capital stock of the Bank in connection with the Conversion. Shares of Common Stock of the Holding Company will be issued in the Conversion to Participants and others.

     INDEPENDENT APPRAISER: The appraiser retained by the Mutual Holding Company and the Bank to prepare an appraisal of the pro forma market value of the Conversion Stock.

     INTERIM BANK: One or more interim bank subsidiaries of the Bank or the Holding Company established by the Bank or the Holding Company to effect the Conversion.

     LIQUIDATION ACCOUNT: The account established for the Members as set forth in Section 20.

     MHC MERGER: The merger of the Mutual Holding Company with the Bank as set forth in this Plan.

     MINORITY SHARES: Any outstanding common stock of the Bank held by persons other than the Mutual Holding Company.

     MINORITY STOCKHOLDER: Any owner of Minority Shares immediately prior to the closing of the Conversion.

     MINORITY STOCK OFFERING: The offering of the Bank's common stock to persons other than the Mutual Holding Company in connection with the formation of the Mutual Holding Company.

     MUTUAL HOLDING COMPANY: Heritage Financial Corporation, MHC, the mutual holding company of the Bank.

     OFFERING: The offering for sale, pursuant to this Plan, of Common Stock in a Subscription Offering, Community Offering, and Syndicated Community Offering (or underwritten public offering), as the case may be. The term "Offering" does not include the Common Stock of the Holding Company issued in exchange for Minority Shares pursuant to this Plan.

     OFFICER: An executive officer of the Bank, the Holding Company or the Mutual Holding Company as appropriate in the context.

     ORDER FORM: Any form (together with any attached cover letter) sent by the Bank to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription Offering.

     OTHER MEMBER: Any Member on the Voting Record Date who is not an Eligible Account Holder or Supplemental Account Holder.

     PARTICIPANT: Any Eligible Account Holder, Employee Plan, Supplemental Eligible Account Holder, Other Member or Minority Stockholder.

     PERSON: An individual, a corporation, a partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts and KEOGH Accounts), any unincorporated organization, a government or political subdivision thereof or any other entity.

     PLAN: The Plan of Conversion and Reorganization of the Mutual Holding Company, including the MHC Merger and the Bank Merger, as it exists on the date hereof and as it may hereafter be amended in accordance with its terms.

     PLAN OF MERGER: This document effecting the merger of the Mutual Holding Company with and into the Bank and cancellation of Bank shares held by the Mutual Holding Company.

     PROSPECTUS: The one or more documents used in offering the Conversion Stock in the Offering and the Exchange Shares.

     QUALIFYING DEPOSIT: The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

     RECOGNITION PLANS: The Bank's Recognition and Retention Plans and Trusts adopted by the Board of Directors of the Bank and/or the Holding Company.

     RESIDENT: Any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuiness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize such evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank. A Participant must be a "Resident" for purposes of determining whether such person "resides" in the Community as such term is used in this Plan.

     SEC:  The Securities and Exchange Commission.

     SHARE EXCHANGE: The Exchange of Minority Shares for Holding Company Common Stock in the Conversion.

     SPECIAL MEETING OF MEMBERS: The special meeting of members of the Mutual Holding Company and any adjournments thereof held to consider and vote upon this Plan.

     SPECIAL MEETING OF STOCKHOLDERS: The special meeting of stockholders of the Bank and any adjournments thereof held to consider and vote upon the Plan.

     SUBSCRIPTION OFFERING:  The offering of Conversion Stock to Participants.

     SUBSCRIPTION PRICES: The price per share of Conversion Stock to be paid by Participants in the Subscription Offering and Persons of the Community Offering.

     SUBSCRIPTION SHARES: The no par value common stock offered and issued by the Holding Company in the Offering, Subscription Shares do not include Bank common stock held by the Minority Stockholders exchanged for shares of Common Stock of the Holding Company in the Share Exchange.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER: Any Person, other than Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not a Eligible Account Holder.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE: The date for determining Supplemental Eligible Account Holders, as determined according to applicable law.

     SYNDICATED COMMUNITY OFFERING: The offering of Conversion Stock following the Subscription and Community Offerings through a syndicate of broker-dealers.

     TAX-QUALIFYING EMPLOYEE STOCK BENEFIT PLAN: Any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code. The Bank may make scheduled discretionary contributions to a tax-qualified employee stock benefit plan, provided such contributions do not cause the Bank to fail to meets its regulatory capital requirement. A "Non-Tax-Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution plan which is not so qualified.

     VOTING MEMBER: Any Person who at the close of business on the Voting Record Date is entitled to vote as a member of the Mutual Holding Company pursuant to its charter and bylaws.

     VOTING RECORD DATE: The date fixed by the Directors in accordance with applicable law for determining eligibility to vote at the Special Meeting of Members and/or the Special Meeting of Stockholders.

3.   PROCEDURES FOR CONVERSION

     A. After approval of the Plan by the Board of Directors of the Bank, the Plan shall be submitted together with all other requisite material to the Division , FDIC and Fed, as applicable for its approval. Notice of the adoption of the Plan by the Board of Directors of the Holding Company and the submission of the Plan to applicable regulators for approval will be published in a newspaper having general circulation in each community in which an office of the Bank is located and copies of the Plan will be made available at each office of the Bank for inspection by the Members. Upon receipt of notice from the applicable regulators to do so, the Mutual Holding Company also will cause to be published a notice of the filing of an application to convert in accordance with the provisions of the Plan.

     B. The Plan will be submitted to a vote of (i) the Voting Members at the Special Meeting of Members, and (ii) the Stockholders of the Bank at the Special Meeting of Stockholders. The Mutual Holding Company may, at its option, mail to all Members of the Voting Record Date, at their last known address appearing on the records of the Bank, a proxy statement in either long or summary form describing the Plan which will be submitted to a vote of the members at the Special Meeting of Members. The Holding Company will also mail to all Participants either a Prospectus and Order Form for the purchase of Conversion Stock or a letter informing them of their right to receive a Prospectus and Order Form and a postage prepaid card to request such materials, subject to the provisions of Sections 17 and 18 hereof. In addition, all Participants will receive, or be given the opportunity to request by either returning a postage prepaid card which will be distributed with the proxy statement or letter, a copy of the Plan as well as the certificate of incorporation or bylaws of the Holding Company. Upon approval of the Plan by a majority of the total outstanding votes of the Voting Members, and two-thirds of the outstanding shares of common stock held by the stockholders of the Bank (including a majority of the outstanding shares of common stock held by the Minority Stockholders), the Mutual Holding Company, the Holding Company and the Bank will take all other necessary steps pursuant to applicable laws and regulations to consummate the Conversion and Offering. The Conversion must be completed within 24 months of the approval of the Plan by the Voting Members, unless a longer time period is permitted by governing laws and regulations.

     C. The Conversion will be effected as follows, or in any other manner approved by the applicable regulators which is consistent with the purposes of this Plan and applicable laws and regulations. The choice of which method to use to effect the Conversion will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion. Each of the steps set forth below shall be deemed to occur in such order as is necessary to consummate the Conversion pursuant to the Plan, the intent of the Board of Directors of the Mutual Holding Company and the Bank, and Applicable Regulatory Authorities regulations. Approval of the Plan by the Members and stockholders of the Bank shall also constitute approval of each of the conditions to the implementation of the Plan, including the Bank Merger and the MHC Merger, as discussed herein.

     1. The Bank will organize the Holding Company (which will become the stock holding company of the Bank) as a first tier subsidiary of the Bank.

     2. The Holding Company will organize Interim Bank as a wholly-owned subsidiary of the Holding Company.

     3. The Mutual Holding Company will merge with and into the Bank (the "MHC Merger") pursuant to the Plan of Merger attached hereto as Exhibit A between the Mutual Holding Company and the Bank whereby the shares of Bank common stock held by the Mutual Holding Company will be canceled and each Eligible Account Holder and Supplement Eligible Account Holder will receive an interest in the Liquidation Account of the Bank in exchange for such Member's interest in the Mutual Holding Company.

     4. Interim Bank will merge with and into the Bank (the "Bank Merger") with the Bank as the resulting entity pursuant to the Plan of Reorganization attached hereto as Exhibit B between the Bank, the Holding Company and the Interim Bank whereby each Minority Stockholder shall receive Common Stock of the Holding Company in exchange for Minority Shares, based on the Exchange Ratio, with cash paid in lieu of fractional shares based upon the Actual Purchase Price.

     5. All of the shares of common stock of Interim Bank held by the Holding Company shall be converted into shares of common stock of the Bank.

     6. Contemporaneously with the Bank Merger, the Holding Company will offer for sale in the Offering Shares of Conversion Stock representing the pro forma market value of the Holding Company immediately prior to the Conversion.

     D. As part of the Conversion, each of the Minority Shares shall automatically, without further action of the holder thereof, be converted into and become the right to receive Common Stock based upon the Exchange Ratio established by the Board of Directors of the Holding Company and the Bank, subject to approval by Applicable Regulatory Authorities. The basis for exchange of Minority Shares for Common Stock shall be fair and reasonable and may, at the election of the Board of Directors, be supported by the opinion of an independent financial adviser. Options to purchase shares of Bank common stock which are outstanding immediately prior to the consummation of the conversion shall be converted into options to purchase shares of Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

     E. Concurrently with the filing of the Conversion Application with the Applicable Regulatory Authorities, the Holding Company shall also seek to register the

Conversion Stock with the SEC and any appropriate state securities authorities. In addition, if required by applicable law and regulations, the Bank shall prepare preliminary proxy materials as well as other applications and information for review by the Applicable Regulatory Authorities in connection with the solicitation of Voting Members and Minority Stockholder approval of the Bank Merger and the MHC Merger.

     F. The Articles of Incorporation of the Bank shall be amended upon consummation of the Conversion to reflect the establishment of the Liquidation Account. The Bylaws of the Bank shall be unaffected by the Conversion.

     G. The home office and branch offices of the Bank shall be unaffected by the Conversion. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company.


     H. Stockholders of the Bank shall have the right to dissent from the MHC Merger and the Bank Merger in the manner provided by Chapter 32.34 of the Revised Code of Washington.

4.   HOLDING COMPANY APPLICATIONS AND APPROVALS

     The Board of Directors of the Holding Company will take all necessary steps to complete the Conversion and the Offering. The Holding Company shall make timely applications for any requisite regulatory approvals, including an Application on Form Y-3 to be filed with the Fed and a Registration Statement on Form S-1 to be filed with the SEC. The Bank will be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

5.   SALE OF SUBSCRIPTION SHARES

     The Subscription Shares will be offered simultaneously in the Subscription Offering to the Participants in the respective priorities set forth in Sections 8 and 13 of this Plan. The Subscription Offering may be commenced as early as the mailing of the Proxy Statement for the Special Meeting of Members and must be commenced in time to complete the Conversion within the time period specified in Section 3. The Common Stock will not be insured by the FDIC. The Bank will not knowingly lend funds or otherwise extend credit to any Person to purchase shares of the Common Stock.

     Any shares of Common Stock not subscribed for in the Subscription Offering will be offered for sale in the Community Offering as provided in Section 13 of this

Plan. The Subscription Offering may be commenced prior to the Special Meeting of Members and, in that event, the Community Offering may also be commended prior to the Special Meeting of Members. The offer and sale of Common Stock prior to the Special Meeting of Members shall, however, be conditioned upon approval of the Plan by the Voting Members and stockholders of the Bank.

     If feasible, any shares of Common Stock remaining after the Subscription and Community Offerings, will be sold in a Syndicated Community Offering as provided in Section 14 of this Plan in a manner that will achieve the widest distribution of the Common Stock. The sale of all Common Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Common Stock in the Syndicated Community Offering is Consummated and only if all unsubscribed for Common Stock is sold.

6.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK

     The total number of shares (or a range thereof) of Common Stock to be issued and offered for sale in the Offering will be determined jointly by the Board of Directors of the Bank and Board of Directors of the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the Applicable Regulatory Authorities, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offerings if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions and the aggregate purchase price is not more than 15% above the maximum of the Estimated Price Range.

     All shares sold in the Offering will be sold at a uniform price per share referred to in this Plan as the Subscription Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company. The estimated consolidated pro forma market value of the Holding Company will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Price Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The number of shares of Conversion Stock to be issued and the purchase price per share may be increased or decreased by the Holding Company. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the Applicable Regulatory Authorities if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions. Based upon the independent valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company will fix the Subscription Price. If there is a Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Common Stock is sold in such Syndicated Community Offering shall be equal to the Subscription Price.

     Notwithstanding the foregoing, no sale of Conversion Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding company and to the Applicable Regulatory Authorities that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock at the Subscription Price is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company. An increase in the aggregate value of the Common Stock by up to 15% would not be deemed to be material. If such confirmation is not received, the Holding Company may cancel the Subscription and Community Offerings and/or the Syndicated Community Offering, extend the Conversion, establish a new Subscription Price and/or Estimated Price Range, extend, reopen or hold new Subscription and Community Offerings and/or Syndicated Community Offering to take such other action as the Applicable Regulatory Authorities may permit.

     The Common Stock to be issued in the Conversion shall be fully paid and nonassessable.

7.   RETENTION OF CONVERSION PROCEEDS BY THE HOLDING COMPANY

     Upon the consummation of the Conversion, the Holding Company will own all of the capital stock of the Bank.

     The Holding Company will apply to the Applicable Regulatory Authorities to retain 50% of the proceeds of the Offering. The Holding Company believes that the Offering proceeds will provide economic strength to the Holding company and the Bank for the future of a highly competitive and regulated environment and would facilitate the possible expansion through acquisitions of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Common Stock as permitted by the Applicable Regulatory Authorities.

8.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY)

     A. Each Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of $250,000 in aggregate purchase price of the Conversion Stock issued in the Conversion, or one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the maximum purchase limitations specified in Section 15A and the minimum purchase limitation in Section 15C and exclusive of any increase in the total number of shares due to an increase in the Estimated Price Range up to 15%.

    B. In the event that Eligible Account Holders exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Eligible Account Holders as of the Eligibility Record Date so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation to Conversion Stock equal to the lesser of 100 shares or the number of share subscribed for by the Eligible Account Holder. Any shares remaining after that allocation will be allocated among the subscribing Eligible Account Holders as of the Eligibility Record Date whose subscriptions remain unsatisfied in the proportion that the amount of the Qualifying Deposit of each Eligible Account Holder whose subscription remains unsatisfied bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders as of the Eligibility

Record Date, the excess shall be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated.

     C. Subscription rights as Eligible Account Holders received by Directors and Officers and their Associates which are based on deposits made by such persons during the twelve (12) months preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders.

9.   SUBSCRIPTION RIGHTS OF EMPLOYEE PLANS (SECOND PRIORITY)

     The Employee Plans of the Holding Company and the Bank shall receive, without payment, subscription rights to purchase in the aggregate up to 8% of the Common Stock offered in the Subscription Offering, including any shares of Common Stock to be issued in the Subscription Offering as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and prior to completion of the Conversion. Consistent with applicable laws and regulations and practices and policies of the Applicable Regulatory Authorities, the Employee Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such subscription rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Holding Company or the Bank to fail to meet any applicable regulatory capital requirements. The Employee Plans shall not be deemed to be Associates or Affiliates of or Persons Acting in Concert with any Director or Officer of the Holding company or the Bank.

10.  SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PARTY)

     A. Each Supplemental Eligible Account Holder shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of $250,000 in aggregate purchase price of the Conversion Stock issued in the Conversion, or one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock, or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the availability of sufficient shares after filling in full all subscription orders of the Eligible Account Holders and Employee Plans under sections 8 and 9 hereof, subject to the maximum purchase limitation specified in Section 15A and the minimum purchase limitation in Section 15C and exclusive of any increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that Supplemental Eligible Account Holders exercise Subscription Rights for a number of shares of Conversion Stock in excess of the total number of such shares eligible for subscription, the shares of Conversion Stock shall be allocated among the subscribing Supplemental Eligible Account Holders as of the Supplemental Eligibility Record Date so as to permit each such subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation of Conversion Stock equal to the lessor of 100 shares or the number of shares subscribed for by each such Supplemental Eligible account Holder. Any shares remaining after that allocation will be allocated among the subscribing Supplemental Eligible Account Holders as of the Supplemental Eligibility Record date whose subscriptions remain unsatisfied in the proportion that the amount of Qualifying Deposit of each such Supplemental Eligible Account Holder bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders as of the Supplemental Eligibility Record Date.

11.  SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY)

     A. Each Other Member shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of $250,000 in aggregate purchase price of the Conversion Stock issued in the Conversion or one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock, subject to the maximum purchase limitation specified in Section 15A and the minimum purchase limitation specified in Section 15C and exclusive of any increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that such Other Members subscribe for a number of shares of Conversion Stock which, when added to the shares of conversion stock subscribed for by the Eligible Account Holders, Employee Plans and Supplemental Eligible Account Holders, is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Other Members will be allocated first to Other Members as of the Voting Record Date in proportion to the amounts of their relative subscriptions and thereafter to nonresident Other Members in proportion to the amounts of their relative subscriptions.

12.  MINORITY STOCKHOLDERS (FIFTH PRIORITY)

     A. Each Minority Stockholder as of the Voting Record Date shall receive, without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to an amount up to the greater of $250,000 in aggregate purchase price of the Conversion Stock issued in the Conversion or one-tenth of one percent (.10%) of the total offering of shares of Conversion Stock, subject to the maximum purchase limitation specified in Section 15A and the minimum purchase limitation specified in Section 15C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

     B. In the event that such Minority Stockholders subscribe for a number of shares of Conversion Stock which, when added to the shares of Conversion Stock subscribed for by Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders and Other Members, is in excess of the total number of shares of Conversion Stock being issued, the subscriptions of such Minority Stockholders will be allocated among subscribing Minority Stockholders in proportion to the amounts of their relative subscriptions.

13.  COMMUNITY OFFERING (SIXTH PRIORITY)

     If less than the total number of shares of Common Stock to be subscribed for in the Offering are sold in the Subscription Offering, it is expected that shares remaining unsubscribed for will be made available for purchase in the Community Offering to certain members of the general public, which may subscribe together with any Associate or group of persons Acting in Concert for up to $250,000 in aggregate purchase price of the shares of Conversion Stock issued in the Conversion subject to the maximum purchase limitation specified in Section 15A and the minimum purchase limitation specified in Section 15C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%. The shares may be made available in the Community Offering through a direct community marketing program which may provide for utilization of a broker, dealer, consultant or investment banking firm experienced and expert in the sale of savings institutions securities.
Such entities may be compensated on a fixed fee basis or on a commission basis, or a combination thereof. In offering the unsubscribed for shares to the public in the Community Offering, a number of shares equal to the lesser of 25% of the Conversion Stock or 25% of the Common Stock not subscribed for in the Subscription

Offering, at the discretion of the Holding Company, may be initially reserved for institutional investors. Shares offered in the Community Offering will be available for purchase by the general public and preference may be given to natural persons residing in the Bank's Local Community which consists of the counties of Thurston, Mason, Pierce, King, Snohomish, Kitsap, and Grays Harbor in the State of Washington (such natural persons referred to as the "Preferred Subscribers"). Any excess of shares, and those not subscribed for by institutional investors, will be available for purchase by the general public. The Holding Company shall make distribution of the Conversion Stock to be sold in the Community Offering in such a manner as to promote a wide distribution of Conversion Stock. The Holding Company reserves the right to reject any or all orders in whole or in part, which are received in the Community Offering. The number of shares of Conversion Stock that any person may purchase in the Community Offering shall not exceed the maximum purchase limitation specified in
Section 15A nor be less than the minimum purchase limitation specified in
Section 15C.

     To the extent that there are shares remaining after all subscriptions by institutional investors are filled, if the Preferred Subscribers in the Community Offering, whose orders would otherwise be accepted, subscribe for more shares than are available for purchase, the shares available to them will be allocated among the Preferred Subscribers in the manner which permits each such person to the extent possible, to purchase the number of shares necessary to make his total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons. Thereafter, unallocated shares will be allocated among the Preferred Subscribers whose subscriptions remain unsatisfied in the proportion that the number subscribed for by each bears to the total number of shares subscribed for by all Preferred Subscribers whose subscriptions remain unsatisfied. To the extent that there are shares remaining after all subscriptions by Preferred Subscribers, any remaining shares will be allocated among members of the general public using the foregoing allocation as applied to Preferred Subscribers. The Holding Company may establish all other terms and conditions of such offer. It is expected that the Community Offering will commence concurrently with the Subscription Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering unless otherwise extended by the Applicable Regulatory Authorities.

14.  SYNDICATED COMMUNITY OFFERING

     If feasible, the Board of Directors may determine to offer all shares of Common Stock not subscribed for in the Subscription and Community Offerings will be sold in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Holding Company, in a manner that will achieve the widest distribution of the Common Stock subject to the right of the Holding Company to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering. In the Syndicated Community Offering, any person together with any Associate or group of Persons acting in concert may purchase up to $250,000 in aggregate purchase price of the shares of Conversion Stock offered in the Conversion subject to the maximum purchase limitation specified in
Section 15A and the minimum purchase limitation specified in Section 15C and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%. Provided that the Subscription Offering has commenced, the Bank may commence the Syndicated Community Offering at any time after the mailing to the Members of the Proxy Statement to be used in connection with the Special Meeting of Members, provided that the completion of the offer and sale of the Conversion Stock shall be conditioned upon the approval of this Plan by the Voting Members. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon as practicable following the date upon which the Subscription and Community Offerings terminate.

     Alternatively, if a Syndicated Community Offering is not held, the Bank shall have the right to sell any shares of Conversion Stock remaining following the Subscription and Community Offerings in an underwritten firm commitment public offering. The provisions of Section 15 hereof shall not be applicable to sales to underwriters for purposes of such an offering but shall be applicable to the sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Bank, which will in no event exceed an amount deemed to be acceptable by the Applicable Regulatory Authorities.

     If for any reason a Syndicated Community Offering or an underwritten firm commitment public offering of shares of Conversion Stock not sold in the Subscription and Community Offerings cannot be effected, or in the event that any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or underwritten firm commitment public offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the Applicable Regulatory Authorities.

15.  LIMITATION ON PURCHASES AND OWNERSHIP

     The following limitations shall apply to all purchases of shares of Conversion Stock and ownership of Conversion Stock upon completion of the
Conversion:

     A. The maximum number of shares of Common Stock which may be subscribed for or purchased in all categories in the Offering by any Person or Participant together with any Associate or group of Persons Acting in Concert shall not exceed shares with an aggregate purchase price of $250,000, except for the Employee Plans which may subscribe for up to 8% of the Common Stock offered in the Subscription Offering (including shares issued in the event of an increase in the Estimated Price Range of 15%); provided, however, that, in the event the maximum purchase limitation is increased to allow purchase of shares of Conversion Stock with an aggregate purchase price that exceeds $250,000, orders for Conversion Stock in the Community Offering and in the Syndicated Offering (or, alternatively, an underwritten firm commitment public offering), if any, shall, as determined by the Bank, first be filled to a maximum of $250,000 in aggregate purchase price of shares of Conversion Stock offered and thereafter remaining shares shall be allocated, on an equal number of shares basis per order until all orders have been filled.

     B. The maximum number of shares of Common Stock which may be purchased in all categories of the Conversion by Officers and Directors of the Bank and their Associates in the aggregate, shall not exceed 20% of the Conversion Stock issued in the Conversion.

     C. A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement shall be reduced to such number of shares which when multiplied by the price per share shall not exceed $500, as determined by the Board.

     If the number of shares of Common Stock otherwise allocable pursuant to Sections 8 through 14, inclusive, to any Person or that Person's Associates would be in excess of $250,000 in aggregate purchase price, the number of shares of Common Stock allocated to each such person shall be reduced to $250,000 in aggregate purchase price, and then the number of shares allocated to each group consisting of a Person and that Person's Associates shall be reduced so that the aggregate allocation to that Person and his or her Associates complies with the above limits, and such maximum number of shares shall be reallocated among that Person and his or her Associates as they may agree, or in the absence of an agreement, in proportion to the shares subscribed by each (after first applying the maximums applicable to each Person, separately).

     In addition to their purchase limitations, no person, together with any associate or group of persons acting in concert may, upon completion of the Conversion, own more than 2% of the Common Stock outstanding; provided that no Minority Stockholders will be required to dispose of Minority Shares if, without purchasing Conversion Stock, the Exchange Rate will result in ownership of an excess of 2% of the Common Stock.

     Depending upon market or financial conditions, the Board of Directors of the Holding Company, with the approval of the Applicable Regulatory Authorities and without further approval of the Members, may decrease or further increase the purchase and ownership limitations in this Plan, provided that the maximum purchase limitations may not be increased to a percentage in excess of 9.99%. In the event that the maximum purchase limitation is increased, orders for Common Stock exceeding 50% of the shares of Conversion Stock issued in the Conversion shall not exceed, in the aggregate, 10% of the total shares of Conversion Stock sold in the Conversion. If the Holding Company increases the maximum purchase limitations, the Holding Company is only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company resolicit certain other large subscribers.

     In the event of an increase in the total number of shares offered in the Conversion due to an increase in the Estimated Price Range of up to 15% (the "Adjusted Maximum"), the additional shares will be used in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder, Other Member, or Minority Stockholder levels, to fill unfulfilled subscriptions of such subscribers according to such respective priorities exclusive of the Adjusted Maximum; and
(iii) to fill unfulfilled subscriptions in the Community Offering exclusive of the Adjusted Maximum with preference given to natural persons residing in the Community.

     For purposes of this Section 15, the Directors of the Bank and the Holding Company shall not be deemed to be associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors of the Bank or the Holding Company.

     Each Person purchasing Conversion Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

16.  PAYMENT FOR CONVERSION STOCK

     All payments for Conversion Stock subscribed for in the Subscription, Community and Syndicated Community Offerings must be delivered in full to the Holding Company, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date of the Offering; provided, however, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Conversion Stock subscribed for by such plans at the Subscription Price upon consummation of the Conversion.

     Notwithstanding the foregoing, the Holding Company shall have the right, in its sole discretion, to permit institutional investors to submit contractually irrevocable orders in the Offering and to thereafter submit payment by wire transfer for the Conversion Stock for which they are subscribing in the Offering at any time prior to 48 hours before the completion of the Conversion, unless such 48 hour period is waived by the Holding Company in its sole discretion.

     Payment for Conversion Stock subscribed for shall be made either in cash (if delivered in person), check, money order, certified or teller's check or bank draft. Alternatively, subscribers in the Subscription and Community Offerings may pay for the shares subscribed for by authorizing the Bank on the Order Form to make a withdrawal from the subscriber's Deposit Account at the Bank in an amount equal to the Subscription Price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the subscriber's Deposit Account but may not be used by the subscriber during the Subscription and Community Offerings. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the Subscription Price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at not less than the passbook annual rate on payments for Conversion Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Conversion. If for any reason the Conversion is not consummated, all payments made by subscribers in the Subscription, Community and Syndicated Community Offerings will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal. The Bank is prohibited by regulation from knowingly making any loans or granting any lines of credit for the purchase of stock in the Conversion, and therefore, will not do so.

17.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the Prospectus prepared by the Holding Company and Bank has been declared effective by the SEC, Order Forms will be distributed to the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders, Other Members and Minority Stockholders at their last known addresses appearing on the records of the Bank for the purpose of Subscribing for shares of Conversion Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Community Offering. Notwithstanding the foregoing, the Bank may elect to send Order Forms only to those Persons who request them after receipt of such notice in a form approved by the Applicable Regulatory Authorities and which is adequate to apprise the Eligible Account Holders, Employee Plans, Supplemental Eligible Account Holders, Other Members and Minority Stockholders of the pendency of the Subscription Offering. Such notice may be included with the proxy statement for the Special Meeting of Members and the proxy statement for the Special Meeting of Stockholders and may also be included in the notice of the pendency of the Conversion and the Special Meeting of Members sent to all Eligible Account Holders in accordance with regulations of the Applicable Regulatory Authorities.

     Each Order Form will be preceded or accompanied by a prospectus describing the Holding Company, the Bank, the Conversion Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

     A. A specified date by which all Order Forms must be received by the Holding Company, which date shall be not less than twenty (20), nor more than forty-five (45) days, following the date on which the Order Forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering;

     B. The Subscription Price per share for shares of Conversion Stock to be sold in the Subscription and Community Offerings;

     C. A description of the minimum and maximum number of shares of Conversion Stock which may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

     D. Instructions as to how the recipient of the Order Form is to indicate thereon the number of shares of Conversion Stock for which such person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus prior to execution of the Order Form;

     F. A statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed Order Form, together with payment, in the full amount of the aggregate purchase price as specified in the Order Form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber's Deposit Account at the
Bank); and

     G. A statement to the effect that the executed Order Form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company.

     Notwithstanding the above, the Holding Company reserves the right in its sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

18.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event Order Forms (a) are not delivered and are returned to the Holding Company or the Bank by the United States Postal Service or the Holding Company is unable to locate the addressee, (b) are not received back by the Holding Company or are received by the Holding Company after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment, or, in the case of institutional investors in the Community Offering, by delivering irrevocable orders together with a legally binding commitment to pay in cash, check, money order or wire transfer the full amount of the Purchase Price prior to 48 hours before the completion of the Conversion, unless waived by the Holding Company, for the shares of Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, however, that the Holding Company may, but will not be required to, waive any immaterial irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Holding Company may specify. The interpretation of the Holding Company of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Applicable Regulatory Authorities.

19.  RESIDENTS OF FOREIGN COUNTRIES AND CERTAIN STATES

     The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Conversion Stock pursuant to this Plan reside. However, no such Person will be issued subscription rights or be permitted to purchase shares of Conversion Stock in the Subscription Offering if such Person resides in a foreign country; or in a State of the United States with respect to which all of the following apply: A. a small number of Persons otherwise eligible to subscribe for shares under the Plan reside in such state; B. the issuance of subscription rights or the offer or sale of shares of Conversion Stock to such Persons would require the Holding Company under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; such registration or qualification would be impracticable for reasons of cost or otherwise.

20.  ESTABLISHMENT OF LIQUIDATION ACCOUNT

     The Bank shall establish at the time of Conversion a liquidation account in an amount equal to 66.31% (the Mutual Holding Company stock ownership interest in the Bank) of the Bank's total stockholders' equity as reflected in its June 30, 1997 statement of financial condition, which is the latest statement of financial condition expected to be contained in the final Prospectus utilized in the Conversion. The liquidation account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the liquidation account balance, in relation to his Deposit Account balance at the Eligibility Record Date or to such balance as it may be subsequently reduced, as hereinafter provided.

     In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the Extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the liquidation account, in the amount of the then adjusted subaccount balance for his Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank's capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the liquidation account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such account holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Account Holders. Such initial subaccount balance shall not be increased, but shall be subject to downward adjustment as described below.

     If, at the close of business on any June 30 annual closing date, commencing on or after the effective date of the Conversion, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of (i) the balance in the Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero.

     The creation and maintenance of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below (i) the amount required for the liquidation account; or (ii) the net worth requirements contained in the Rules and Regulations of the Applicable Regulatory Authorities.

21.  VOTING RIGHTS OF STOCKHOLDERS

     Following consummation of the Conversion, voting rights with respect to the Bank shall be held and exercised exclusively by the holders of its capital stock. The holders of the voting capital stock of the Holding Company shall have the exclusive voting rights with respect to the Holding Company.

22.  RESTRICTIONS ON RESALE OR SUBSEQUENT DISPOSITION

     A. All shares of Conversion Stock purchased or received by Directors or Officers of the Holding Company or the Bank in the Conversion shall be subject to the restriction that, except as provided in Section 22B, below, or as may be approved by the Applicable Regulatory Authorities, no interest in such shares may be sold or otherwise disposed of for value for a period of one (1) year following the date of purchase.

     B. The restriction on disposition of shares of Conversion Stock set forth in Section 22A above shall not apply to the following:

          (i) Any exchange of such shares in connection with a merger or acquisition involving the Bank or the Holding Company, as the case may be, which has been approved by the Applicable Regulatory Authorities; and

          (ii) Any disposition of such shares following the death of the person to whom such shares were initially sold under the terms of the Plan.

     C. With respect to all shares of Conversion Stock subject to restrictions on resale or subsequent disposition, each of the following provisions shall apply:

          (i) Each certificate representing shares restricted within the meaning of Section 22A, above, shall bear a legend prominently stamped on its face giving notice of the restriction;

          (ii) Instructions shall be issued to the stock transfer agent for the Holding Company not to recognize or effect any transfer of any certificate or record of ownership of any such shares in violation of the restriction on transfer; and

          (iii) Any shares of capital stock of the Holding Company issued with respect to a stock dividend, stock split, or otherwise with respect to ownership of outstanding shares of Conversion Stock subject to the restriction on transfer hereunder shall be subject to the same restriction as is applicable to such Conversion Stock.

23. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION

     For a period of three years following the Conversion, no Officer, Director or their Associates shall purchase, without the prior written approval of the Applicable Regulatory Authorities, any outstanding shares of Common Stock of the Holding Company except from a broker-dealer registered with the SEC. This provision shall not apply to negotiated transactions involving more than 1% of the outstanding shares of Common Stock of the Holding Company, the exercise of any options pursuant to a stock option plan or purchase of common stock of the Holding Company made by or held by any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan of the Bank or the Holding Company (including the Employee Plans or the Recognition Plans) which may be attributable to any Officer or Trustee. As used herein, the term "negotiated transaction" means a transaction in which the securities are offered and the terms and arrangements relating to any sale are arrived at through direct communications between the seller or any person acting on its behalf and the purchaser or his investment representative. The term "investment representative" shall mean a professional investment advisor acting as agent for the purchaser and independent of the seller and not acting on behalf of the seller in connection with the transaction.

24.  TRANSFER OF DEPOSIT ACCOUNTS

     Each person holding a Deposit Account at the Bank at the time of Conversion shall retain an identical Deposit Account at the Bank following Conversion in the same amount and subject to the same terms and conditions (except as to voting and liquidation rights).

25.  REGISTRATION AND MARKETING

     Within the time period required by applicable laws and regulations, the Holding Company will register the securities issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such securities for a period of at least three years thereafter, except that the maintenance of registration for three years requirement may be fulfilled by any successor to the Bank or any holding company of the Bank. In addition, the Bank or Holding Company will use its best efforts to encourage and assist a market-maker to establish and maintain a market for the Conversion Stock and to list those securities on a national or regional securities exchange or the NASDAQ National Market.

26.  TAX RULINGS OR OPINIONS

     Consummation of the Conversion is expressly conditioned upon prior receipt by the Mutual Holding Company and the Bank of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion of counsel with respect to Washington tax laws, to the effect that consummation of the transactions contemplated by the Conversion and this Plan will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Mutual Holding Company, the Holding Company or the Bank, or the account holders receiving subscription rights before or after the Conversion, except in each case to the extent, if any, that subscription rights are deemed to have value on the date such rights are issued.

27.  STOCK BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

     A. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion, including without limitation, an ESOP. Existing as well as any newly created Tax-Qualified Employee Stock Benefit Plans may purchase shares of Conversion Stock in the Conversion, to the extent permitted by the terms of such benefit plans and this Plan.

     B. As a result of the Conversion, the Holding Company shall be deemed to have ratified and approved the Bank's 1994 Stock Option Plan, 1997 Stock Option Plan, Employee Stock Ownership Plan, and 1994 Management and Directors Recognition Plans and shall have agreed to issue (and reserve for issuance) Holding Company Common Stock in lieu of Bank common stock pursuant to the terms of such benefit plans. Upon consummation of the Conversion, the Bank common stock held by such benefit plans shall be converted into Holding Company Common Stock based upon the Exchange Ratio. Also upon consummation of the Conversion,
(i) all rights to purchase, sell or receive Bank common stock and all rights to elect to make payment in Bank common stock under any agreement between the Bank and any Director, Officer or Employee thereof or under any plan or program of the Bank shall automatically, by operation of law, be converted into and shall become an identical right to purchase, sell or receive Holding Company Common Stock and an identical right to make payment in Holding Company Common Stock under any such agreement between the Bank and any Director, Officer or Employee thereof or under such plan or program of the Bank, and (ii) rights outstanding under existing Stock Option Plans shall be assumed by the

Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company common stock based upon the Exchange Ratio and the number of shares of Savings Bank Common Stock that were available thereunder immediately prior to consummation of the Conversion, and the price adjusted to reflect the Exchange Ratio but with no change in any other term or condition of such right.

     C. The Holding Company and the Bank are authorized to enter into employment agreements and their executive officers.

     D. The Holding Company and the Savings Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no such plans be established, no stock options shall be grated, and no shares of Conversion Stock shall be purchased pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion or (ii) the receipt of stockholder approval of such plans at the first annual meeting of stockholders following the Conversion.

28.  RESTRICTIONS ON ACQUISITION OF BANK AND HOLDING COMPANY

     A. In accordance with Applicable Regulatory Authorities regulations, for a period of three years from the date of consummation of the Conversion, no Person, other than the Holding Company, shall directly or indirectly offer to acquire to acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank without the prior written consent of the Applicable Regulatory Authorities.

     B. (i) The charter of the Bank contains a provision stipulating that no person, except the Holding Company, for a period of five years following the date of Conversion shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank, without the prior written approval of the Applicable Regulatory Authorities. In addition, such charter may also provide that for a period of five years following Conversion, shares beneficially owned in violation of the above-described charter provision shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to stockholders for a vote. In additional, special meetings of the stockholders relating to changes in control or amendment of the charter may only be called by the Board of Directors, and shareholders shall not be permitted to cumulate their votes for the election of directors.

          (ii) The Articles of Incorporation of the Holding Company will contain a provision stipulating that in no event shall any record owner of any outstanding shares of the Holding Company's common stock who beneficially owns in excess of 10% of such outstanding shares to be entitled or permitted to any vote in respect to any shares held in excess of 10%. In addition, the Articles of Incorporation and Bylaws of the Holding Company contain provisions which provide for staggered terms of the directors, noncumulative voting for directors, limitations on the call of special meetings, a fair price provision for certain business combinations and certain notice requirements.

     C.   For the purposes of Section 28.B(i):

          (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution.

          (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

          (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise, and;

          (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of conversion as well as a "security" as defined in 15 U.S.C. (S) 8c(a)(10).

29.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     A. The Holding Company may not repurchase any shares of its capital stock during the first three years following consummation of the Conversion, other than pursuant to (i) an offer to repurchase made by the Holding Company on a pro rata basis to all of its stockholders and which is approved by the Applicable Regulatory Authorities, (ii) the repurchase of qualifying shares of a director, if any (iii) purchases in the open market by a Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan in an amount reasonable and appropriate to fund the plan, or (iv) a repurchase program approved by the Applicable Regulatory Authorities.

     B. The Bank shall not declare or pay a cash dividend on, or repurchase of any of, its capital stock if the effect thereof would cause its regulatory capital to be reduced below (i) the amount required for the Liquidation Account or (ii) the regulatory capital requirements of Applicable Regulatory Authorities. Otherwise, the Bank may declare dividends to make capital distributions in accordance with applicable law and regulations.

     C. Notwithstanding anything to the contrary in this Plan, the Holding Company may repurchase capital stock to the extent and subject to the requirements set forth in applicable statutes or regulations, or as otherwise may be approved by the Applicable Regulatory Authorities.

30.  CHARTER AND BYLAWS


     By voting to adopt this Plan, Members of the Mutual Holding Company will be voting to adopt a Stock Certificate of Incorporation and Bylaws for a Washington corporation attached as Exhibits C and D to this Plan.

31.  CONSUMMATION OF CONVERSION AND EFFECTIVE DATE

     The Effective Date of the Conversion shall be the date upon which the Articles of Combination shall be filed with the Division of Banks with respect to the MHC Merger and the Bank Merger, with the Bank being the surviving institution in each case. The Articles of Combination shall be filed with the Applicable Regulatory Authorities after all requisite regulatory, member and stockholder approvals have been obtained, all applicable waiting periods have expired, and sufficient subscriptions and orders for Conversion Stock have been received. The Closing of the sale of all shares of Conversion Stock sold in the Subscription Offering, Community Offering and/or Syndicated Community Offering shall occur simultaneously on the effective date of the Closing.

32.  EXPENSES OF CONVERSION

     The Mutual Holding Company, the Bank and the Holding Company may retain and pay for the services of legal, financial and other advisors to assist in connection with any or all aspects of the Conversion, including the Offering, and such parties shall use their best efforts to assure that such expenses shall be reasonable.

33.  AMENDMENT OR TERMINATION OF PLAN

     If deemed necessary or desirable, this Plan may be substantively amended as a result of comments from regulatory authorities or otherwise at any time prior to solicitation of proxies from Members and Bank stockholders to vote on this Plan by the

Board of Directors of the Mutual Holding Company, and at any time thereafter by the Board of Directors of the Mutual Holding Company with the concurrence of the Applicable Regulatory Authorities. Any amendment to this Plan made after approval by the Members and Bank stockholders with the approval of the Applicable Regulatory Authorities shall not necessitate further approval by the Members unless otherwise required by the Applicable Regulatory Authorities. This Plan may be terminated by the Board of Directors of the Mutual Holding Company at any time prior to the Special Meeting of Members and the Special Meeting of Stockholders to vote on this Plan, and at any time thereafter with the concurrence of the Applicable Regulatory Authorities.

     By adoption of the Plan, the Members of the Mutual Holding Company authorize the Board of Directors of the Mutual Holding Company to amend or terminate the Plan under the circumstances set forth in this Section.

34.  CONDITIONS TO CONVERSION

     Consummation of the Conversion pursuant to this Plan is expressly conditioned upon the following:

     A. Prior receipt by the Mutual Holding Company and the Bank of rulings of the United States Internal Revenue Service and the Washington State taxing authorities, or opinions of counsel or tax advisors as described in Section 26 hereof;

     B.  The sale of all of the Conversion Stock offered in the Conversion; and

     C.  The completion of the Conversion within the time period specified in
Section 3 of this Plan.

35.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank shall be final, subject to the authority of the Applicable Regulatory Authorities.

     This Amended and Restated Plan of Conversion and Reorganization was adopted on this 28th day of August, 1997.

                                   EXHIBIT A
                                   ---------

                                PLAN OF MERGER

           This Plan of merger, dated as of November 7, 1997, is made by and between Heritage Financial Corporation MHC ("MHC"), a Washington state-charted mutual holding company, acting for itself and its proposed successor by conversion, the to-be-formed Interim Bank "A" and Heritage Savings Bank, ("Bank" or "Surviving Corporation"), a Washington State chartered savings bank (collectively, the "Constituent Corporations").

                                   WITNESSETH:

           WHEREAS, the MHC and the Bank have adopted a Plan of Conversion from mutual holding company form to stock holding company form ("Plan of Conversion") pursuant to which (i) the MHC will convert to a Washington State chartered interim stock bank ("Interim Bank A"), and simultaneously merge with and into the Bank, with the Bank as the surviving entity ("MHC Merger"), (ii) the Bank will form a new stock corporation as a wholly-owned first tier subsidiary of the Bank ("Heritage Financial"), and Heritage Financial will form a wholly-owned first tier subsidiary Washington State chartered interim savings Bank ("Interim Bank B"), (iii) the Bank and Interim Bank B will merge, pursuant to which the Bank will become a wholly-owned subsidiary of Heritage Financial ("Bank Merger"), and (iv) Heritage Financial will offer shares of its common stock in the manner set forth in the Plan of Conversion; and

           WHEREAS, the MHC and the Bank desire to provide for the terms and conditions of the MHC Merger;

           NOW, THEREFORE, the MHC and the Bank hereby agree as follows:


           1. EFFECTIVE DATE. The MHC Merger, including the conversion to Interim Bank A, will become effective on the date specified in the Certificate issued by the Director of the Department of the Financial Institutions of the State of Washington ("Director") ("Effective Date").

           2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the Conversion, as defined in the Plan of Conversion, by the Director and any other applicable regulatory authority and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a interim stock bank and simultaneously merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred, or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

           3. CANCELLATION OF BANK COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT. (a) On the Effective Date:
(i) each share of common stock, $1.00 par value per share, of the Bank ("Bank Common Stock") issued and outstanding immediately prior to the Effective Date and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the State of Washington prior to the MHC's conversion from mutual to stock form ("Members") shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the MHC as provided for in the Plan of Conversion.

           (b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates therefore, evidencing issued and outstanding shares of Bank Common Stock, other than any such certificate or certificates held by the MHC, which shall be canceled, shall continue to represent issued and outstanding shares of Bank Common Stock.

           4. RIGHTS OF DISSENT AND APPRAISAL. Holders of the Bank Common Stock shall have the right to dissent from the MHC Merger in the manner provided by Chapter 32.34 of the Revised Code of Washington.

           5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Heritage Savings Bank."

           6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Articles and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for one year and until a successor is elected and qualified.

                                Name
                                ----

                                Donald V. Rhodes

                                Lynn M. Brunton

                                John A. Clees

                                Daryl D. Jensen

                                H. Edward Odegard

                                James P. Senna

                                Philip S. Weigand

           The address of each such director is 201 5th Avenue SW, Olympia, Washington 98501.

           7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Articles and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

           8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 201 5th Avenue SW, Olympia, Washington, 98501, and the locations of the branch offices of the Surviving Corporation shall be as follows:

Thurston County Home Loan Center           Tumwater Branch
520 Water Street                           5301 Capitol Blvd.
Olympia, WA 98501                          Tumwater, WA 98501

Lacey Branch                               West Olympia Branch
4400 Pacific Avenue S.E.                   900 Cooper Point Road S.W.
Lacey, WA 98503                            Olympia, WA 98502

Shelton Branch                             Indian Summer Branch
301 East Wallace Kneeland Blvd.            5800 Rainier Loop S.E.
Suite 115                                  Lacey, WA 98513
Shelton, WA 98584

Spanaway Branch                            Lakewood Branch
15211 Pacific Avenue So.                   9802 Gravelly Lake Dr. S.W.
Tacoma, WA 98444                           Tacoma, WA 98499

80th and Pacific Branch                    Pierce County Business Banking Branch
8002 Pacific Avenue                        1201 Pacific Avenue
Tacoma, WA 98408                           Fountain Court, Suite 5
                                           Tacoma, WA 98402


           9. ARTICLES AND BYLAWS. On and after the Effective Date, the Articles of the Bank as in effect immediately prior to the Effective Date shall be the Articles of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Articles shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion.

           10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Bank Common Stock and of the Members as set forth in the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank and the MHC, respectively.

           11. ABANDONMENT OF PLAN. This Plan of Merger may be abandoned by either the MHC or the Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion.

           12. AMENDMENTS. This Plan of merger may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of the Constituent Corporations.

           13. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

           14. GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent superseded by the laws of the United States.

           IN WITNESS WHEREOF, the MHC and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.


                                          HERITAGE FINANCIAL
Attest:                                   CORPORATION, MHC.

/s/  Wendy K. Gauksheim
-------------------------------           By: /s/  Donald V. Rhodes
Wendy K. Gauksheim                            ----------------------------------
Corporate Secretary                              Donald V. Rhodes
                                                 Chairman, President and Chief
                                                 Executive Officer


                                          HERITAGE SAVINGS BANK
Attest:

                                          By  /s/  Donald V. Rhodes
                                              ----------------------------------
/s/  Wendy K. Gauksheim                          Donald V. Rhodes
-------------------------------                  Chairman, President and Chief
Wendy K. Gauksheim                               Executive Officer
Corporate Secretary

                                   EXHIBIT B
                                   ---------

                            PLAN OF REORGANIZATION


     This Plan of Reorganization, dated as of November 7, 1997, is made by and among Heritage Savings Bank, ("Bank" or the "Surviving Corporation"), a Washington State chartered savings bank and majority owned subsidiary of Heritage Financial Corporation, MHC, a Washington State chartered mutual holding company; and Heritage Financial Corporation ("Holding Company"), a Washington stock corporation organized by the Bank acting for itself and its to-be formed wholly-owned interim Washington state chartered interim stock bank ("Interim Bank B").

                                  WITNESSETH:

     WHEREAS, the Bank has organized the Holding Company as a first-tier, wholly owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Conversion, as defined in the Plan of Conversion and Reorganization from mutual holding company form to stock holding company form (the "Plan of Conversion") adopted by the Boards of Directors of the MHC and the Bank; and


     WHEREAS, the MHC owns as of the date hereof 66.31% of the outstanding common stock of the Bank, par value $1.00 per share ("Bank Common Stock") and will convert to a Washington state chartered interim stock bank ("Interim Bank A") and simultaneously merge with and into the Bank pursuant to the Plan of Merger, which forms a part of the Plan of Conversion and is included as Exhibit A thereto ("MHC Merger"), pursuant to which all shares of Bank Common Stock held by the MHC will be canceled; and

     WHEREAS, the formation of a stock holding company by the Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly-formed Interim Bank B and then merging Interim Bank B with and into the Bank, pursuant to which the Bank will reorganize as a wholly owned subsidiary of the Holding Company ("Reorganization") and, in connection therewith, all outstanding shares of Bank Common Stock not held by the MHC will be converted automatically into and become shares of common stock of the Holding Company, no par value per share ("Holding Company Common Stock"); and

     WHEREAS, the Bank and Interim Bank B ("Constituent Corporations") and the Holding Company desire to provide for the terms and conditions of the Reorganization.

     NOW, THEREFORE, the Bank, Interim Bank B and the Holding Company hereby agree as follows:


     1. EFFECTIVE DATE. The Reorganization shall become effective on the date specified in the Certificate issued by the Director of the Department of the Financial Institutions of the State of Washington, Division of Banks ("Director") ("Effective Date").

     2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the Conversion, as defined in the Plan of Conversion, by the Director and any other applicable regulatory authority and the expiration of all applicable waiting periods, Interim Bank B shall merge with and into the Bank, with the Bank as the Surviving Corporation. Upon consummation of the Reorganization, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, privileges, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, obligations, duties of each of the Constituent Corporations and shall have succeeded to all or each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Reorganization, but may be prosecuted to final judgment, order or decree in the same manner as if the Reorganization had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Reorganization had not occurred.

     3.  CONVERSION OF STOCK.

     (a) On the Effective Date: (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with
Section 3(c) hereof, (ii) each share of common stock, par value $1.00 per share, of Interim Bank B ("Interim B Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into one share of Bank Common Stock, and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Plan of Reorganization, the Holding Company, as the sole stockholder of Interim Bank B, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Reorganization.

     (b) On and after the Effective Date, there shall be no registrations or transfers on the stock transfer books of Interim Bank B or the Bank of shares of Interim B Common Stock or Bank Common Stock which were outstanding immediately prior to the Effective Date.

     (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Bank Common Stock.
In lieu thereof, the holder of shares of Bank Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     4.  EXCHANGE OF SHARES.

     (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Bank Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company ("Exchange

Agent"), shall be entitled to receive in exchange therefor certificate(s) representing the number of full shares of Holding Company Common Stock for which the shares of Bank Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of Bank Common Stock which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal advising such holder of the terms of the exchange effected by the Reorganization and of the procedure for surrendering stock certificates to the Exchange Agent in exchange for stock certificate(s) evidencing Holding Company Common Stock.

     (b) No holder of a certificate theretofore representing shares of Bank Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Bank Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Bank Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Bank Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Bank Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Bank Common Stock would otherwise be entitled as a result of the Reorganization until such holder surrenders the certificate or certificates representing the shares of Bank Common Stock for exchange as provided in this
Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnification Agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Bank Common Stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered Holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) If, between the date hereof and the Effective Date, the shares of Bank Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.


     5. RIGHTS OF DISSENT AND APPRAISAL. Holders of the Bank Common Stock shall have the right to dissent from the MHC Merger in the manner provided by Chapter
32.34 of the Revised Code of Washington.

     6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Heritage Savings Bank."

     7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be seven. The names of those person who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.


                         Name
                         ----
                         Donald V. Rhodes
                         Lynn M. Brunton
                         John A. Clees
                         Daryl D. Jensen
                         H. Edward Odegard
                         James P. Senna
                         Philip S. Weigand


     The address of each such director is 201 5th Avenue SW, Olympia, Washington 98501.

     8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Corporation.

     9. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 201 5th Avenue SW, Olympia, Washington, 98501, and the locations of the branch offices of the Surviving Corporation shall be as follows:


Thurston County Home Loan Center            Tumwater Branch
520 Water Street                            5301 Capitol Blvd.
Olympia, WA 98501                           Tumwater, WA 98501

Lacey Branch                                West Olympia Branch
4400 Pacific Avenue S.E.                    900 Cooper Point Road S.W.
Lacey, WA 98503                             Olympia, WA 98502

Shelton Branch                              Indian Summer Branch
301 East Wallace Kneeland Blvd.             5800 Rainier Loop S.E.
Suite 115                                   Lacey, WA 98513
Shelton, WA 98584

Spanaway Branch                             Lakewood Branch
15211 Pacific Avenue So.                    9802 Gravelly Lake Dr. S.W.
Tacoma, WA 98444                            Tacoma, WA 98499

80th and Pacific Branch                     Pierce County Business Banking
8002 Pacific Avenue                         Branch
Tacoma, WA 98408                            1201 Pacific Avenue
                                            Fountain Court, Suite 5
                                            Tacoma, WA 98402

     10. ARTICLES AND BYLAWS. On and after the Effective Date, the Articles and Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Articles and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     11. STOCK COMPENSATIONS. By voting in favor of this Agreement, the Holding Company shall have approved adoption of the existing Bank's 1994 Stock Option Plan, 1997 Stock Option Plan and Employee Stock Ownership Plan (collectively, the "Plans") as plans of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of Bank Common Stock pursuant to the terms of such Plans. As of the Effective Date, rights outstanding under the Plans shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company Common Stock, with each such right being for a number of shares of Holding Company Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Date times the Exchange Ratio, as defined in the Plan of Conversion, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the Plans to reflect the adoption of the plans by the Holding Company without adverse effect upon the rights outstanding thereunder.

     12. STOCKHOLDER APPROVAL. The affirmative votes of the holders of Bank Common Stock set forth in the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Reorganization is a part, on behalf of the Bank. The approval of the Holding Company, as the sole holder of the Interim Bank B Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Reorganization is a part, on behalf of Interim Bank B.

     13. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1 and 12 hereof and in the Plan of Conversion, the obligations of the parties hereto to consummate the Reorganization shall be subject to the Registration Statement for the Holding Company Common Stock to be issued hereunder being deemed effective by the Securities and Exchange Commission, and no stop order being in effect regarding such Registration Statement, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

     14. ABANDONMENT OF PLAN. This Plan of Reorganization may be abandoned by either the Bank or Interim Bank B at any time before the Effective Date in the manner set forth in the Plan of Conversion.

     15. AMENDMENTS. This Plan of Reorganization may be amended in the manner set forth in the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

     16. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

     17. GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, except to the extent superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Parties hereto have caused this Plan of Reorganization to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above.


                                         HERITAGE FINANCIAL CORPORATION
Attest:


/s/  Wendy K. Gauksheim                  By:  /s/  Donald V. Rhodes
-----------------------                      -------------------------------
Wendy K. Gauksheim                            Donald V. Rhodes
Corporate Secretary                           Chairman, President and Chief
                                              Executive Officer




                                         HERITAGE SAVINGS BANK
Attest:


/s/  Wendy K. Gauksheim                  By:  /s/  Donald V. Rhodes
-----------------------                      -------------------------------
Wendy K. Gauksheim                            Donald V. Rhodes
Corporate Secretary                           Chairman, President and Chief
                                              Executive Officer

                                   EXHIBIT C

                           ARTICLES OF INCORPORATION

                                      OF

                        HERITAGE FINANCIAL CORPORATION



     The undersigned, being the Chairman, President and Chief Executive Officer of Heritage Financial Corporation, executes in duplicate the following Articles of Incorporation for the corporation.

                                   ARTICLE 1
                                    (Name)

     The name of the corporation shall be HERITAGE FINANCIAL CORPORATION.

                                   ARTICLE 2
                                  (Duration)

     The corporation's period of duration shall be perpetual.

                                   ARTICLE 3
                                   (Purpose)

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Washington Business Corporation Act.

                                   ARTICLE 4
                              (Shares Authorized)

     Section 4.1  The aggregate number of shares which the corporation shall
     -----------
have authority to issue is 15,000,000 common shares with no par value (hereinafter referred to as "the common stock") and 2,500,000 preferred shares with no par value (hereinafter referred to as "the preferred stock"). The preferred stock is senior to the common stock, and the common stock is subject to the rights and preferences of the preferred stock as provided in the following section.

     Section 4.2  The board of directors is hereby vested with authority to
     -----------
divide any or all of the preferred stock into one or more series and, within the limitations set forth in the Washington Business Corporation Act, as amended from time to time, to fix and determine or to amend the relative rights and preferences of the preferred stock or of any series so established.

                                   ARTICLE 5
                              (Preemptive Rights)

     No shareholder shall have the preemptive right to acquire unissued shares of the corporation.

                                   ARTICLE 6
                              (Cumulative Voting)

     Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and no shareholder shall be entitled to cumulate his votes.

                                   ARTICLE 7
                            (Amendment of Articles)

     The corporation reserves the right to amend, alter, change or repeal any provision of its Articles of Incorporation to the extent permitted by the laws of the State of Washington. All rights of shareholders are granted subject to this reservation.

                                   ARTICLE 8
                         (Registered Office and Agent)

     The address of the initial registered office of the corporation is 1201 Pacific Avenue, Suite 2200, Tacoma, WA 98402. The name of its initial registered agent at that address is Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C., attention: J. James Gallagher.

                                   ARTICLE 9
                                  (Directors)

     9.1.  Number, Vacancies.  The number of directors of the corporation shall
           -----------------
be such number, not less than 5 nor more than 25 (exclusive of directors, if any, to be elected by holders of preferred stock of the corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chose expires and when the director's successor is elected and qualified.

     9.2  Classified Board.  The board of directors of the corporation shall be
          ----------------
divided into three classes of directors which shall be designated Class 1, Class 2 and Class 3. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. Subject to the provisions of Section 9.1, should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes 2 or 3 as follows:
(i) if there shall be an excess of one directorship over a number equally divisible by three, such extra directorship shall be classified in Class 3; and
(ii) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class 2 and the other in Class 3. At the first annual meeting of stockholders, directors in Class 1 shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class 2 shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. At the third annual meeting of stockholders, directors of Class 3 shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

     Should the number of directors of the corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors of the corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided in
Section 9.1. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.


                                  ARTICLE 10
                      (Nominations to Board of Directors)

     Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the board of directors, shall be made in writing and shall be delivered or mailed, U.S. mail, postage prepaid, to the Chairman of the corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such nomination shall be delivered or mailed, U.S. mail, postage prepaid, to the Chairman of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

     (a) The name and address of each proposed nominee;

     (b) The principal occupation of each proposed nominee;

     (c) The total number of shares of stock of the corporation that will be voted for each proposed nominee;

     (d) The name and address of the notifying shareholder; and

     (e) The number of shares of common stock of the corporation owned by the notifying shareholder.

     Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote teller may disregard all votes cast for such nominee.

                                  ARTICLE 11
                            (Removal of Directors)

     Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation, any director or the entire board of directors of the corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors of the corporation, the preceding provisions of this Article 11 shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                  ARTICLE 12
                        (Acquisition of Capital Stock)

     12.1  Five Year Prohibition.  For a period of five years from the effective
           ---------------------
date of the completion of the conversion of Heritage Savings Bank to become a wholly-owned subsidiary of this corporation, no person shall directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of the corporation, unless such offer or acquisition shall have been approved in advance by two-thirds vote of the Continuing Directors, as defined in Article 14. In addition, for a period for five years from the completion of the conversion of Heritage Savings Bank to become a wholly-owned subsidiary of this corporation upon such conversion, and notwithstanding any provision to the contrary in these Articles of Incorporation or in the Bylaws of the corporation, where any person directly or indirectly acquires beneficial ownership of more than 10% of any class of equity security of the corporation in violation of this Article 12, the securities beneficially owned in excess of 10% shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     12.2  Prohibition after Five Years.  If, at any time after five years from
           ----------------------------
the effective date of the completion of the conversion of Heritage Savings Bank to become a wholly-owned subsidiary of the corporation upon such conversion, any person shall acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation without the prior approval by a two-thirds vote of the Continuing Directors (as defined in Article 14), then the record holders of voting stock of the corporation beneficially owned by such acquiring person shall have only the voting rights set forth in this Section 12.2 on any matter requiring their vote or consent. With respect to each vote in excess of 10% of the voting power of the outstanding shares of voting stock of the corporation which such record holders would otherwise be entitled to cast without giving effect to this Section 12.2, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote, and the aggregate voting power of such record holders, so limited for all shares of voting stock of the corporation beneficially owned by such acquiring person, shall be allocated proportionately among such record holders. For each such record holder, this allocation shall be accomplished by multiplying the aggregate voting, as so limited, of the outstanding shares of voting stock of the corporation beneficially owned by such acquiring person by a fraction whose numerator is the number of votes represented by the shares of voting stock of the corporation that are beneficially owned by such acquiring person. A person who is a record owner of shares of voting stock of the corporation that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this Section 12.2 by virtue of such shares being so beneficially owned by any of such acquiring persons.

     Section 12.3  Definitions.  The term "person" means an individual, a group
                   -----------
acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group acting in concert formed for the purpose of acquiring, holding or disposing of securities of the corporation. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. The term "group acting in concert" includes (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (b) a combination or pooling of voting or other interest in the corporation's outstanding shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The term "beneficial ownership" shall have the meaning defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange At of 1934, as amended.

     Section 12.4  Exclusion for Employee Benefit Plans, Directors, Officers,
                   ----------------------------------------------------------
Employees and Certain Proxies.  The restrictions contained in this Article 12
-----------------------------
shall not apply to (i) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 10% of any class of equity security of the corporation, (ii) any proxy granted to one or more Continuing Directors (as defined in Article 14) by a stockholder of the corporation or (iii) any employee benefit plans of the corporation. In addition, the Continuing Directors of the corporation, the officers and employees of the corporation and its subsidiaries, the directors of subsidiaries of the corporation, the employee benefit plans of the corporation and its subsidiaries, entities organized or established by the corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership or voting stock of the corporation solely by virtue of their being directors, officers or employees of the corporation or subsidiary thereof or by virtue of the Continuing Directors of the corporation, the officers and employees of the corporation and its subsidiaries and the directors of subsidiaries of the corporation being fiduciaries or beneficiaries of an employee benefit plan of the corporation or a subsidiary of the corporation. Notwithstanding the foregoing, no director, officer or employee of the corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this
Article 12 should any such person or group become a beneficial owner or more than 10% of any class or equity security of the corporation.

     Section 12.5  Determinations.  A majority of the Continuing Directors (as
                   --------------
defined in Article 14) shall have the power to construe and apply the provisions of the Article and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares beneficially owned by any person, (ii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iii) the application of any other definition or operative provision of this Article 12 to the given facts or (iv) any other matter relating to the applicability or effect of this Article 12 in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the corporation and its stockholders.

                                  ARTICLE 13
       (Business Transactions with Officers, Directors and Shareholders)

     The corporation may enter into a contract and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers and shareholders, and with corporations, associations, firms and entities in which they are or may become interested as directors, officers, shareholders, members or otherwise, as freely as though such adverse interest did not exist, even though the vote, action or presence of such director, officer or shareholder may be necessary to obligate the corporation upon such contract or transaction; and in the absence of fraud, no such contract or transaction shall be avoided and no such director, officer or shareholder shall be held liable to account to the corporation, by reason of such adverse interest or any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that the nature of the interest of such director, officer or shareholder, though not necessarily the details or extent thereof, be disclosed or known to the board of directors or shareholders of the corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a director, officer or shareholder of the corporation is interested in any corporation, association, firm or entity shall be sufficient disclosure as to such director, officer or shareholder with respect to all contracts and transactions with that corporation, association, firm or entity.

                                  ARTICLE 14
                        (Certain Business Combinations)

     Section 14.1  In addition to the requirements of any applicable statute,
     ------------
and notwithstanding any other provisions of any other articles of these Articles of Incorporation, the affirmative vote of not less than 66 2/3% of the total shares attributable to persons other than a Control Person (as defined below), considered for the purposes of this Article 11 as one class, which are entitled to be voted in an election of directors shall be required for the approval of any Business Combination (as defined below) between the corporation and any Control Person.

     Section 14.2  The approval requirements of Section 11.1 shall not apply if
     ------------
either:

     (a) The Business Combination is approved by at least a majority of Continuing Directors (as defined below) of the corporation; or

     (b) All the following conditions are satisfied:

         (i) The cash or fair market value of the property, securities or other consideration to be received per share in the Business Combination by holders of the common stock of the corporation is not less than the higher of:
(A) the highest price per share (including brokerage commissions, soliciting dealers' fees and dealer-management compensation) paid by such Control Person in acquiring any of its holdings of the corporation's common stock; (B) the highest per share market price of the common stock during the three-month period immediately preceding the date of the proxy statement described in (iii) below; or (C) the per share value of the common stock at the end of the fiscal quarter immediately prior to the Business Combination, as determined by an appraisal prepared by persons, selected by the Continuing Directors, who are independent of the corporation and the Control Person, and who are experienced and expert in the area of corporate appraisal.

          (ii) After becoming a Control Person and prior to the consummation of such Business Combination (A) such Control Person shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to becoming a Control Person or upon compliance with the provisions of this Article 11 or as a result of a pro rata stock dividend or stock split), and
(B) such Control Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or made any major changes in the corporation's business or equity capital structure; and

          (iii) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the corporation is then subject to such requirements, shall be mailed to the public stockholders of the corporation for the purpose of soliciting stockholder approval of such Business Combination.

     Section 14.3  For the purpose of this Article 14:
     ------------

     (a) The term "Business Combination" shall mean (i) any merger or consolidation of the corporation with or into a Control Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any Substantial Part (as defined below) of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Control Person,
(iii) any merger or consolidation of a Control Person with or into the corporation or a subsidiary of the corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Control Person to the corporation or a subsidiary of the corporation, (v) the issuance of any securities of the corporation or a subsidiary of the corporation to a Control Person, (vi) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Control Person, (vii) any reclassification of common stock of the corporation, or any recapitalization involving common stock of the corporation, consummated within five years after a Control Person becomes a Control Person, or (viii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination;

     (b) The term "Continuing Director" shall mean (i) a director who was a member of the board of directors of the corporation immediately prior to the time that a Control Person became the beneficial owner (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 on the date on which this amendment becomes effective) of 10% or more of the outstanding shares of common stock of the corporation or (ii) a person so designated before initially becoming a director by a majority of the then Continuing Directors.

     (c) The term "Control Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with their Affiliates and Associates (as those terms are defined on the date on which this amendment becomes effective in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) is the beneficial owner in the aggregate of 20% or more of the outstanding shares of common stock of the corporation, and any Affiliate or

Associate of any such individual, corporation, partnership or other person or entity;

     (d) The term "Substantial Part" shall mean more than 10% of the total assets of the corporation in question, as of the end of its most recent fiscal year prior to the time the determination is being made;

     (e) Without limitation, any shares of common stock of the corporation which any Control Person has the right to acquire at any time pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed outstanding and beneficially owned by such Control Person for purposes of this Article 14; and

     (f) For the purposes of Section 14.2(b)(i) of this Article 14, the phrase "other consideration to be received" shall include, without limitation, common stock of the corporation retained by its existing public stockholders in the event of a Business Combination with such Control Person in which the corporation is the surviving corporation.

     Section 14.4  For the purposes of this Article 14, a majority of the
     ------------
Continuing Directors shall have the power and duty to determine on the basis of information known to them (a) whether a proposed transaction is subject to the provisions of this Article 14, (b) the amount of shares of the corporation Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) such other matters as to which a determination may be required by the provisions of this Article 14.

     Section 14.5  The provisions set forth in this Article 14 may not be
     ------------
repealed or amended in any respect or in any manner including any merger or consolidation of the corporation with any other corporation unless the surviving corporation's Articles of Incorporation contain an article to the same effect as this Article 14, except by the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of common stock of the corporation, subject to the provisions of any series of preferred stock which may at the time be outstanding; provided, however, that if there is a Control Person such action must be approved by not less than 66-2/3% of the total shares entitled to be voted in an election of directors attributable to shares owned by person other than the Control Persons.


                                   ARTICLE 15

                    (Consideration of Non-Monetary Factors)

     The board of directors of the corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the corporation, (b) merge or consolidate the corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the corporation and its subsidiaries and on the communities in which the corporation and its subsidiaries operate or are located.

                                   ARTICLE 16
                  (Indemnification - Limitation of Liability)


     Section 16.1 - Defined Terms.  As used in this Article 16:
     ----------------------------

          (a) "Egregious conduct" by a person shall mean acts or omissions that involve intentional misconduct or a knowing violation of law, conduct violating section 23A.08.450 of the Revised Code of Washington, or participation in any transaction from which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled.

          (b) "Finally adjudged" shall mean stated in a judgment based upon clear and convincing evidence by a court having jurisdiction, from which there is no further right to appeal.

          (c) "Director" shall mean any person who is a director of the corporation and any person who, while a director of the corporation, is serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as a director" shall include conduct while a director is acting in any of such capacities.

          (d) "Officer-director" shall mean any person who is simultaneously both an officer and director of the corporation and any person who, while simultaneously both an officer and director of the corporation, is serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or is a fiduciary or party in interest in relation to any employee benefit plan covering any employee of the corporation or of any employer in which it has an ownership interest; and "conduct as an officer-director" shall include conduct while an officer-director is acting as an officer of the corporation or in any of such other capacities.

          (e) "Subsidiary corporation" shall mean any corporation at least eighty percent of the voting stock of which is held beneficially by this corporation.

     Section 16.2 - Liability of Directors.  No director, officer-director,
     -------------------------------------
former director or former officer-director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director or officer-director unless the conduct is finally adjudged to have been egregious conduct, as defined herein.

     Section 16.3 - Liability of Subsidiary Directors.  No director, officer-
     ------------------------------------------------
director, former director, or former officer-director of a subsidiary corporation shall be personally liable in any action brought directly by this corporation as a shareholder of the subsidiary corporation or derivatively on behalf of the subsidiary corporation (or by any shareholder of this corporation double-derivatively on behalf of this corporation and the subsidiary corporation) for monetary damages for conduct as a director or officer-director of such subsidiary corporation unless the conduct is finally adjudged to have been egregious conduct, as defined herein.

     Section 16.4 - Indemnification of Directors.  The corporation shall
     -------------------------------------------
indemnify any person who is, or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of the corporation or its shareholders or by any other party, by reason of the fact that the person is or was a director or officer-director of the corporation or of a subsidiary corporation against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to the corporation or its shareholders or to a subsidiary corporation) and reasonable expenses, including attorneys' fees, actually incurred in connection with such proceeding unless the liability and expenses were on account of conduct finally adjudged to be egregious conduct, as defined herein. The reasonable expenses, including attorneys' fees, of such person incurred in connection with such proceeding shall be paid or reimbursed by the corporation, upon request of such person, in advance of the final disposition of such proceeding upon receipt by the corporation of a written, unsecured promise by the person to repay such amount if it shall be finally adjudged that the person is not eligible for indemnification. All expenses incurred by such person in connection with such proceeding shall be considered reasonable unless finally adjudged to be unreasonable.

     Section 16.5 - Procedure.  No action by the board of directors, the
     ------------------------
shareholders, independent counsel, or any other person or persons shall be necessary or appropriate to the determination of the corporation's indemnification obligation in any specific case, to the determination of the reasonableness of any expenses incurred by a person entitled to indemnification under this Article 16, nor to the authorization of indemnification in any specific case.

     Section 16.6 - Internal Claims Excepted.  Notwithstanding section 16.4, the
     ---------------------------------------
corporation shall not be obligated to indemnify any person for any expenses, including attorneys' fees, incurred to assert any claim against the corporation (except a claim based on section 16.7) or any person related to or associated with it, including any person who would be entitled hereby to indemnification in connection with the claim.

     Section 16.7 - Enforcement of Rights.  The corporation shall indemnify any
     ------------------------------------
person granted indemnification rights under this Article 16 against any reasonable expenses incurred by the person to enforce such rights.

     Section 16.8 - Set-off of Claims.  Any person granted indemnification
     --------------------------------
rights herein may directly assert such rights in set-off of any claim raised against the person by or in the right of the corporation and shall be entitled to have the same tribunal which adjudicates the corporation's claim adjudicate the person's entitlement to indemnification by the corporation.

     Section 16.9 - Continuation of Rights.  The indemnification rights provided
     -------------------------------------
in this Article 16 shall continue as to a person who has ceased to be a director or officer-director and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Section 16.10 - Effect of Amendment or Repeal.  Any amendment or repeal of
     ---------------------------------------------
this Article 16 shall not adversely affect any right or protection of a director, officer-director, former director or former officer-director existing at the time of such amendment or repeal with respect to acts or omissions occurring prior to such amendment or repeal.

     Section 16.11 - Severability of Provisions.  Each of the substantive
     ------------------------------------------
provisions of this Article 13 is separate and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions.

                                   ARTICLE 17
                                  (Amendments)

     The corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the Washington Business Corporation Act and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of 66-2/3% of the voting power of all the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article 12), voting together as a single class, shall be required to amend or repeal this Article 17, Article 9, Article 12, Article 14 or Article 16.

     The name and address of the incorporator is Donald V. Rhodes, Heritage Bank, 201 5th Avenue S.W., Olympia, Washington 98502.

          Executed in duplicate this 18th day of August, 1997.

                                    HERITAGE FINANCIAL CORPORATION



                                    By: /s/ Donald V. Rhodes
                                       -----------------------------------------
                                       Donald V. Rhodes
                                         Chairman, President and
                                         Chief Executive Officer

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT


     The undersigned hereby consents to serve as registered agent, in the State of Washington, for the following corporation: Heritage Financial Corporation.

     DATED this 18th day of August, 1997.


                                           /s/ J. James Gallagher
                                           -------------------------------------
                                           J. James Gallagher

                                           Gordon, Thomas, Honeywell, Malanca,
                                           Peterson & Daheim P.L.L.C.
                                           1201 Pacific Avenue
                                           2200 First Interstate Plaza
                                           Tacoma, WA  98401

                                   EXHIBIT D



                                   BYLAWS OF
                        HERITAGE FINANCIAL CORPORATION



                                August 28, 1997

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1 - MEETINGS OF SHAREHOLDERS.........................................1
---------

     Section 1.1 - Shareholder Meetings......................................1
     Section 1.2 - Annual Meeting............................................1
     Section 1.3 - Special Meetings..........................................1
     Section 1.4 - Notice....................................................1
     Section 1.5 - Quorum....................................................2
     Section 1.6 - Adjournment...............................................2
     Section 1.7 - Chairman of Meeting.......................................2
     Section 1.8 - Secretary of Meeting......................................2
     Section 1.9 - Conduct of Meetings.......................................2
     Section 1.10 - Consent to Action........................................2
     Section 1.11 - Proxies..................................................2
     Section 1.12 - Shareholder Advisor......................................3
     Section 1.13 - Recording of Proceedings.................................3
     Section 1.14 - Record Date..............................................3
     Section 1.15 - List of Shareholders.....................................3

ARTICLE 2 - DIRECTORS........................................................4
---------

     Section 2.1 - Management of Corporation.................................4
     Section 2.2 - Number of Directors.......................................4
     Section 2.3 - Qualifications and Nominations of Directors...............4
     Section 2.4 - Annual Meetings...........................................4
     Section 2.5 - Place of Meetings.........................................4
     Section 2.6 - Regular Meetings..........................................4
     Section 2.7 - Special Meetings..........................................4
     Section 2.8 - Notices...................................................4
     Section 2.9 - Quorum....................................................5
     Section 2.10 - Attendance by Conference Telecommunication...............5
     Section 2.11 - Consent to Action........................................5
     Section 2.12 - Compensation.............................................5
     Section 2.13 - Manifestation of Dissent.................................6

ARTICLE 3 - COMMITTEES OF THE BOARD OF DIRECTORS.............................6
---------

     Section 3.1 - Executive Committee.......................................5
     Section 3.2 - Audit Committee...........................................6
     Section 3.3 - Other Committees..........................................7
     Section 3.4 - Rules of Procedure........................................7

ARTICLE 4 - OFFICERS AND EMPLOYEES...........................................7
---------

     Section 4.1 - Officers..................................................7
     Section 4.2 - Election..................................................7
     Section 4.3 - Removal and Vacancy.......................................8
     Section 4.4 - Compensation..............................................8
     Section 4.5 - Exercise of Rights as Stockholders........................8
     Section 4.6 - Duties of Chairman of the Board...........................8
     Section 4.7 - Duties of Vice Chairman...................................9
     Section 4.8 - Duties of President.......................................9
     Section 4.9 - Duties of Vice President..................................9
     Section 4.10 - Duties of Secretary......................................9
     Section 4.11 - Duties of Treasurer......................................9
     Section 4.11 - Other Officers...........................................9
     Section 4.12 - Clerks and Agents.......................................10

ARTICLE 5 - SHARES AND CERTIFICATES FOR SHARES..............................10
---------

     Section 5.1 - Consideration............................................10
     Section 5.2 - Stock Certificates.......................................10
     Section 5.3 - Lost Certificates........................................10
     Section 5.4 - Transfer of Shares.......................................11
     Section 5.5 - Holder of Record.........................................11
     Section 5.6 - Issuance of Shares.......................................11
     Section 5.7 - Subscriptions............................................11
     Section 5.8 - Payment of Subscriptions.................................11
     Section 5.9 - Default in Payment of Subscriptions......................12

ARTICLE 6 - SEAL............................................................11
---------

     Section 6.1 - Corporate Seal...........................................12

ARTICLE 7 - MISCELLANEOUS PROVISIONS........................................12
---------

     Section 7.1 - Fiscal Year..............................................12
     Section 7.2 - Records..................................................12

ARTICLE 8 - BYLAWS..........................................................13
---------

     Section 8.1 - Inspection...............................................13
     Section 8.2 - Amendments...............................................13

                                   BYLAWS OF
                        HERITAGE FINANCIAL CORPORATION


                                   ARTICLE 1
                                   ---------

                           Meetings of Shareholders
                           ------------------------

     SECTION 1.1 - Shareholder Meetings. Shareholder meetings shall be held at
     ----------------------------------
the principal office of the corporation, or at such other location within or without the State of Washington as shall be determined by the Board of Directors and stated in the Notice of Meeting.

     SECTION 1.2 - Annual Meeting.  The regular annual meeting of the
     ----------------------------
shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and at such time following the close of the corporation's fiscal year as shall be determined each year by the Board of Directors. If such annual meeting is omitted by oversight or otherwise during such period, a subsequent annual meeting may nonetheless be held, and any business transacted or elections held at such meeting shall be as valid as if the annual meeting had been held during the period provided above.

     SECTION 1.3 - Special Meetings.  Special meetings of the shareholders may
     ------------------------------
be called at any time by the Chairman, the President, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate not less than one-tenth of all shares entitled to vote at the special meeting. Shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders' meeting.

     SECTION 1.4 - Notice.  Written notice stating the place, day, and hour of
     --------------------
the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more that sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. Each shareholder shall be responsible for providing the Secretary with the shareholder's current mailing address to which notices of meetings and all other corporate notices may be sent. A shareholder may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting and such waiver shall be equivalent to the giving of such notice. The attendance of a shareholder at a shareholders' meeting, in person or by proxy, shall constitute a waiver of notice of the meeting.

     SECTION 1.5 - Quorum.  A majority of the shares entitled to vote,
     --------------------
represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.

     SECTION 1.6 - Adjournment.  A majority of the shares entitled to vote,
     -------------------------
represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

     SECTION 1.7 - Chairman of Meeting.  The Chairman, or in his absence, the
     ---------------------------------
President or the Vice Chairman, shall preside at all meetings of the shareholders unless the Board of Directors shall otherwise determine. The Board of Directors may appoint any shareholder to act as chairman of the meeting.

     SECTION 1.8 - Secretary of Meeting.  The Secretary shall act as a secretary
     ----------------------------------
at all meeting of the shareholders, and in his absence, the presiding officer may appoint any person to act as secretary.

     SECTION 1.9 - Conduct of Meetings.  Shareholder meetings shall be conducted
     ---------------------------------
in an orderly and fair manner, but the presiding officer shall not be bound by any technical rules of parliamentary procedure.

     SECTION 1.10 - Voting.  Each outstanding share entitled to vote shall have
     ---------------------
one vote on each matter submitted to a vote at a meeting of shareholders.

     SECTION 1.11 - Proxies.  At all meetings of shareholders, a shareholder may
     ----------------------
vote by a proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 1.12 - Shareholder Advisor.  A shareholder or holder of a valid
     ----------------------------------
proxy may be accompanied at any shareholders' meeting by one personal advisor, but no such advisor may address the meeting without the consent of the presiding officer.

     SECTION 1.13 - Recording of Proceedings.  The proceedings of a
     ---------------------------------------
shareholders' meeting may not be mechanically or electronically recorded other than by the Secretary or acting secretary without the express approval of all individuals in attendance at the meeting.

     SECTION 1.14 - Record Date.  For the purpose of determining shareholders
     --------------------------
entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall not be more than sixty (60) days and, in case of a meeting of shareholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 1.15 - List of Shareholders.  The Secretary of the corporation
     -----------------------------------
shall make a complete record of the shareholders entitled to vote at a meeting of shareholders, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each as shown on the corporation's stock transfer books on the record date. Such record shall be kept on file at the registered office of the corporation for a period of ten
(10) days prior to the meeting of shareholders. Such record shall be produced and kept open at the time and place of the shareholders' meeting and shall be subject to the inspection of any shareholder during the meeting for any proper purpose.

                                 ARTICLE 2
                                 ---------

                                 Directors
                                 ---------

     SECTION 2.1 - Management of Corporation.  All corporate powers shall be
     ---------------------------------------
exercised by, or under authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors (hereinafter sometimes referred to as the "Board").

     SECTION 2.2 - Number of Directors.  The initial number of directors is
     ---------------------------------
stated in the Articles of Incorporation. The number to be elected by the shareholders shall consist of not less than five (5) nor more than twenty-five
(25) persons. The exact number within such minimum and maximum limits shall be fixed and determined by resolution of the Board of Directors.

     SECTION 2.3 - Nominations of Directors.  Any nomination to the Board of
     --------------------------------------
Directors (other than one proposed by the existing Board of the corporation) must be made in the manner set forth in the Articles of Incorporation.

     SECTION 2.4 - Annual Meetings.  Immediately after the annual meeting of
     -----------------------------
shareholders, the Directors shall meet to elect officers and transact any other business they deem appropriate.

     SECTION 2.5 - Place of Meetings.  Meetings of the Board of Directors,
     -------------------------------
regular or special, may be held within or without this state.

     SECTION 2.6 - Regular Meetings.  Regular meetings of the Board of Directors
     ------------------------------
may be held without notice at such time and at such place as the Board may by vote from time to time designate.

     SECTION 2.7 - Special Meetings.  Special meetings of the Board of Directors
     ------------------------------
may be called by the Chairman, the President or the Vice Chairman or by any two
(2) directors.

     SECTION 2.8 - Notices.  Notices of special meetings of the Board of
     ---------------------
Directors stating the date, time, place and in general terms the purpose or purposes thereof shall be delivered to each director, by mailing written notice at least two (2) days before the meeting or by telephoning, telegraphing or personally advising each director at least one (1) day before the meeting. A special meeting shall be held not more than twenty (20) days after the delivery of said notice. If mailed, such notice shall be deemed to be delivered when deposited in the United

States mail, postage prepaid, addressed to the director at the address provided to the Secretary. An entry of the service of notice, given in the manner above provided, shall be made in the minutes of the proceedings of the Board of Directors, and such entry, if read and approved at the subsequent meeting of the Board, shall be conclusive on the question of service. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. A director also may waive any notice required for any meeting by executing a written waiver of notice either before or after said meeting, and such waiver shall be the equivalent of giving such notice.

     SECTION 2.9 Quorum.  A majority of the directors shall constitute a quorum
     ------------------
for the transaction of business. Unless otherwise provided in the Articles of Incorporation or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of those present at the time and place of any regular or special meeting, although less than a quorum, may adjourn from time to time, without further notice, until a quorum shall attend. When a quorum shall attend, any business may be transacted which might have been transacted at the meeting had the same been held on the date stated in the notice of meeting.

     SECTION 2.10 - Attendance by Conference Telecommunication.  Members of the
     ---------------------------------------------------------
Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 2.11 - Consent to Action.  Any action which may be taken at a
     --------------------------------
meeting of the Board of Directors, or at a meeting of any committee of the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the directors or all the members of the committee. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting.

     SECTION 2.12 - Compensation.  The directors shall receive such reasonable
     ---------------------------
compensation for their services as directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors, and may be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

     SECTION 2.13 - Manifestation of Dissent.  A director of the corporation who
     ---------------------------------------
is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                 ARTICLE 3
                                 ---------

                     Committees of the Board of Directors
                     ------------------------------------

     SECTION 3.1 - Executive Committee.  By resolution adopted by a majority of
     ---------------------------------
the entire Board of Directors, the Board may designate from among its members an Executive Committee of not less than three (3) nor more than seven (7) members, one of whom shall be the Chairman, who shall also act as chairman of the Executive Committee. Any member of the Board may serve as an alternate member of the Executive Committee in the absence of a regular member or members. The Executive Committee shall have and may exercise all of the authority of the Board of Directors during the intervals between meetings of the Bank, except that the committee shall not have the authority to: (1) authorize or approve a distribution or issuance of shares, except according to a general formula or method prescribed by the Board of Directors, (2) approve or propose to shareholders actions or proposals requiring shareholder approval, (3) fill vacancies on the Board of Directors or any committee thereof, (4) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (5) adopt, amend or repeal Bylaws, (6) approve a plan of merger not requiring shareholder approval, or (7) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within certain limits specifically prescribed by the Board of Directors.

     SECTION 3.2 - Audit Committee.  By resolution adopted by a majority of the
     -----------------------------
entire Board of Directors, the Board may appoint from among its members an Audit Committee of three (3) or more, none of whom shall be active officers of the corporation, and may designate one (1) of such members as chairman of the Committee. The Board may also designate one or more directors as alternates to serve as a member or members of the Committee in the absence of a regular member or members. The Committee shall establish and maintain continuing communications between the Board and the corporation's independent auditors, internal auditors, and members of financial management with respect to the audit of the corporation's accounts and financial affairs and the audit of the corporation's controlled subsidiaries. The Committee shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

     SECTION 3.3 - Other Committees.  By resolution adopted by a majority of the
     ------------------------------
entire Board of Directors, the Board may designate from among its members such other committees as it may deem necessary, each of which shall consist of not less than two (2) directors and have such powers and duties as may from time to time be prescribed by the Board.

     SECTION 3.4 - Rules of Procedure.  The majority of the members of any
     --------------------------------
committee may fix its rules of procedure. All actions by any committee shall be reported in written minutes available at any reasonable time to any Board member. Such actions shall be subject to revision, alteration and approval by the Board of Directors; provided, that no rights or acts of third parties who have relied in good faith on the authority granted herein shall be affected by such revision or alteration.

                                 ARTICLE 4
                                 ---------

                            Officers and Employees
                            ----------------------

     SECTION 4.1 - Officers.  The Board of Directors may elect a Chairman and a
     ----------------------
Vice Chairman of the Board and shall elect a President. It shall also elect one or more Vice Presidents, a Secretary and a Treasurer and such additional officers as in the opinion of the Board the business of the corporation requires. The Board may also elect or appoint, or in its discretion delegate to the Chairman the authority to appoint, from time to time such other or additional officers as are desirable for the conduct of the business of the corporation.

     SECTION 4.2 - Election.  None of the officers, except the Chairman, Vice
     ----------------------
Chairman, and President, need be directors. The officers shall be elected annually by the Board of Directors at the meeting of the Board following the annual meeting of shareholders, and they shall hold office at the pleasure of the Board of Directors.

     SECTION 4.3 - Removal and Vacancy.  Any officer, agent, or employee of the
     ---------------------------------
corporation may be removed by the Board of Directors at any time with or without cause. Such removal, however, shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent or employee shall not of itself create contract rights. If any corporate office becomes vacant by reason of death, resignation, removal or otherwise, the Board of Directors or the executive officer possessing delegated authority to appoint such an officer, shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors or the Chairman may delegate the powers or duties of any such officer to another officer for the time being.

     SECTION 4.4 - Compensation.  The compensation of the Chairman shall be
     --------------------------
fixed by the Board of Directors. Unless fixed by the Board of Directors, the compensation for all other officers, employees or agents of the corporation shall be established by or at the direction of the Chairman.

     SECTION 4.5 - Exercise of Rights as Stockholders.  Unless otherwise ordered
     ------------------------------------------------
by the Board of Directors, the Chairman or his designee acting by written designation, shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of shareholders of any corporation in which this corporation may hold stock, other than in a fiduciary capacity, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this corporation in connection with the exercise by this corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

     SECTION 4.6 - Duties of Chairman of the Board.  Unless the Board shall
     ---------------------------------------------
otherwise determine, the Chairman shall preside at all meetings of the shareholders and at meetings of the Board of Directors and the Executive Committee. The Chairman shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect and shall be the person to whom the Vice Chairman and President, and all other officers designated by the Chairman, shall report. The Chairman may delegate such duties as he sees fit to delegate to the Vice Chairman, the President, or other officers of the corporation. The Chairman may appoint agents or employees other than those appointed by the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     SECTION 4.7 - Duties of Vice Chairman.  The Vice Chairman may assist the
     -------------------------------------
Chairman in the performance of the Chairman's duties and shall have such powers and exercise such other duties as shall be delegated to such officer by the Chairman or the Board. In the absence of the Chairman, the Vice Chairman shall perform all of the duties and assume all of the responsibilities of the Chairman.

     SECTION 4.8 - Duties of President.  The President shall, subject to the
     ---------------------------------
authority granted to the Chairman and the Vice Chairman, be the chief operating officer of the corporation and shall have general supervision over the day-to-day business of the corporation. The President shall have such other authority and shall exercise such other duties as shall, from time to time, be delegated to such officer by the Chairman or by the Board.

     SECTION 4.9 - Duties of Vice President.  The Vice Presidents shall have
     --------------------------------------
such powers and perform such duties as may be assigned to them by the Board of Directors or the Chairman. A Vice President designated by the Board of Directors shall perform all of the duties of the President in case of absence or disability of the President

     SECTION 4.10 - Duties of Secretary.  The Secretary shall, subject to the
     ----------------------------------
direction of the Chairman keep the minutes of all meetings of the shareholders and of the Board of Directors, and to the extent ordered by the Board of Directors or the Chairman the minutes of all meetings of all committees. He shall cause notice to be given of the meetings of the shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents, and papers of the corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. Without limiting the generality of the foregoing, the Secretary shall have charge (directly or through such transfer agents or registrars as the Board of Directors may appoint) of the issuance, transfer, and registration of certificates for shares of the corporation and of the records pertaining thereto. Said records shall be kept in such manner as to show at any time the number of shares of the corporation issued and outstanding, the manner in which and the time when such shares were paid for, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the time when each became such holder of record. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman.

     SECTION 4.11 - Duties of Treasurer.  Except as otherwise set forth herein,
     ----------------------------------
the Treasurer shall, subject to the direction of the Chairman have general custody of all the property, funds and securities of the corporation and have general supervision of the collection and disbursement of funds of the corporation. He shall provide for the keeping of proper records of all transactions of the corporation. He shall perform such other duties as may be assigned to him by the Board of Directors or the Chairman.

     SECTION 4.12 - Other Officers.  Such other officers as shall be appointed
     -----------------------------
by the Board of Directors, or the Chairman, acting pursuant to delegated authority of the Board, shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board of Directors or the Chairman or his designee.

     SECTION 4.13 - Clerks and Agents.  The Chairman, or any other officer of
     --------------------------------
the corporation authorized by him, may, subject to the supervision of the Board of Directors, appoint such custodians, bookkeepers and other clerks, agents, and employees as he shall deem advisable for the prompt and orderly transaction of the business of the corporation and shall define their duties, fix the salaries to be paid to them and dismiss them.



                                 ARTICLE 5
                                 ---------

                      Shares and Certificates for Shares
                      ----------------------------------

     SECTION 5.1 - Consideration.  Certificates for shares of the corporation
     ---------------------------
shall be issued only when fully paid for.

     SECTION 5.2 - Stock Certificates.  The certificates shall be in such form
     --------------------------------
as designated by the Board of Directors, shall be numbered in the order in which they shall be issued, and shall be signed, either manually or in facsimile, by the President and by the Secretary, or by such officers as may be designated by the Board of Directors. If a corporate seal is maintained, it or a facsimile thereof may be affixed to the certificates. Each certificate shall state upon its face the name of the corporation and that the corporation is organized under the laws of the State of Washington, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents.

     SECTION 5.3 - Lost Certificates.  No new certificates shall be issued until
     -------------------------------
the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of lost or destroyed certificates, and in that case only after the receipt of a bond or other security by the corporation, satisfactory to the Board of Directors, indemnifying the corporation and all persons against loss in consequence of the issuance of such new certificate.

     SECTION 5.4 - Transfer of Shares.  Shares of the corporation may be
     --------------------------------
transferred by endorsement by the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate; but no transfer shall be valid except between the parties thereto, until the same shall have been entered upon the books of the corporation, so as to show the names of the parties, by and to whom transferred, the numbers and designation of the shares and the date of transfer.

     SECTION 5.5 - Holder of Record.  The person registered on the books of the
     ------------------------------
corporation as the owner of the issued shares shall be recognized by the corporation as the person exclusively entitled to have and to exercise the rights and privileges incident to the ownership of such shares. Notwithstanding the preceding sentence, the Board of Directors may adopt by resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with such an adopted procedure, the person specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     SECTION 5.6 - Issuance of Shares.  Any shares authorized but not issued by
     --------------------------------
this corporation shall be issued, sold, or otherwise transferred by this corporation only upon authorization of the Board of Directors.

     SECTION 5.7 - Subscriptions.  A subscription for shares of this corporation
     ---------------------------
shall be in writing and upon such terms as may be approved by the Board of Directors.

     SECTION 5.8 - Payment of Subscriptions.  A subscription for shares shall be
     --------------------------------------
paid in accordance with the terms set forth in the subscription or related subscription agreement, if any. If the subscription or subscription agreement does not require payment on or before a stated date or at a fixed period after a stated date, then payment shall be made in such manner and at such times as may be determined by the Board of Directors and expressed by it in a written call for payment; provided that the call shall be uniform as to all shares of the same class or series and that the call shall be mailed to each subscriber at his last post office address known to the corporation at least thirty (30) days in advance of the date upon which payment or the first installment, if installment payments are called for, is due.

     SECTION 5.9 - Default in Payment of Subscriptions.  If a payment required
     -------------------------------------------------
by a subscription, a subscription agreement, or a call of the Board of Directors is not paid when due, then the corporation may make written demand for payment upon the defaulting subscriber by personal service or by mailing a copy of the demand to the subscriber at his last post office address known to the corporation. If the payment is not made within twenty (20) days of the serving or mailing of the demand for payment, the corporation may terminate the subscription, forfeit the subscriber's rights thereunder, retain as liquidated damages any sums previously paid on the subscription, and hold and dispose of the shares as though never subject to the subscription. In lieu of forfeiture, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

                                   ARTICLE 6
                                   ---------

                                     Seal
                                     ----

     SECTION 6.1 - Corporate Seal.  In the exercise of its discretion the Board
     ----------------------------
of Directors may adopt and maintain a suitable seal for the corporation.

                                   ARTICLE 7
                                   ---------

                           Miscellaneous Provisions
                           ------------------------

     SECTION 7.1 - Fiscal Year.  The fiscal year of the corporation shall be the
     -------------------------
June 30.

     SECTION 7.2 - Records.  The Articles of Incorporation, the Bylaws, and the
     ---------------------
proceedings of all meetings of the shareholders, the Board of Directors and standing committees of the Board shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary.


                                   ARTICLE 8
                                   ---------

                                    Bylaws
                                    ------

     SECTION 8.1 - Inspection.  A copy of the Bylaws, with all amendments
     ------------------------
thereto, shall at all times be kept in a convenient place at the principal office of the corporation, and shall be open for inspection by all shareholders during normal business hours.

     SECTION 8.2 - Amendments.  The Bylaws may be amended, altered or repealed,
     ------------------------
at any regular meeting of the Board of Directors, by a vote of the majority of the whole Board of Directors, provided that a written statement of the proposed action shall have been personally delivered or mailed to all directors at least two (2) days prior to any such meeting.


     I HEREBY CERTIFY that the foregoing are the Bylaws of Heritage Financial Corporation in effect on this 28th day of August, 1997.


                                      /s/ Wendy K. Gauksheim
                                      ----------------------
                                      Secretary